                                                                   EXHIBIT 99.1
                                                                   ------------





                               COMDIAL CORPORATION
                                   401(k) PLAN

                            Amendment and Restatement


                                 Effective as of
                                 January 1, 1997

                                TABLE OF CONTENTS
ARTICLE I DEFINITIONS.......................................................15
   1.1   Account or Accounts................................................15
   1.2   Adjustment Date....................................................15
   1.3   Beneficiary........................................................15
   1.4   Board..............................................................15
   1.5   Break in Service...................................................15
   1.6   Code...............................................................15
   1.7   Company............................................................15
   1.8   Compensation.......................................................15
   1.9   Early Retirement Date..............................................16
   1.10     Effective Date..................................................16
   1.11     Employee........................................................16
   1.12     Employer........................................................16
   1.13     Employer Contributions..........................................16
   1.14     Employment Commencement Date....................................16
   1.15     Entry Date......................................................16
   1.16     5% Owner........................................................16
   1.17     Highly Compensated Employee.....................................16
   1.18     Hour of Service or Service......................................17
   1.19     Ineligible Employee.............................................18
   1.20     Investment Manager..............................................18
   1.21     Normal Retirement Date..........................................19
   1.22     One-Year Break in Service.......................................19
   1.23     Participant.....................................................19
   1.24     Permanent Disability............................................19
   1.25     Plan............................................................19
   1.26     Plan Administrator..............................................19
   1.27     Plan Year.......................................................19
   1.28     Prior Plan......................................................19
   1.29     Related Company.................................................19
   1.30     Salary Reduction Contributions..................................19
   1.31     Section 415 Compensation........................................19
   1.32     Trust, Trust Fund or Fund.......................................20
   1.33     Trustee.........................................................20
   1.34     Years of Service................................................20
   1.35     Gender and Number...............................................20
ARTICLE II PARTICIPATION....................................................21
   2.1   Participation......................................................21
   2.2   Reemployment.......................................................21
   2.3   Cessation of Participation with Continued Employment...............21
ARTICLE III CONTRIBUTIONS...................................................22
   3.1   Elections as to Contributions; Changes; Suspensions................22
   3.2   Salary Reduction Contributions.....................................22
   3.3   Employer Contributions.............................................22
   3.4   Limitation on Contributions........................................22

   3.5   No Right or Duty of Inquiry........................................23
   3.6   Time and Manner of Payment of Contributions........................23
   3.7   Non-Reversion......................................................23
ARTICLE IV ACCOUNTS AND ALLOCATIONS.........................................24
   4.1   Participants' Accounts.............................................24
   4.2   Allocation of Contributions and Forfeitures........................24
   4.3   Adjustment of Participant's Account................................24
   4.4   Annual Additions...................................................25
   4.5   Pre-TRA-86 Annual Additions........................................26
   4.6   Benefit Limitations - Multiple Plans...............................27
   4.7   Anti-Discrimination Test for Salary Reduction Contributions........28
   4.8   Anti-Discrimination Test for Employer Contributions................29
   4.9   Distribution of Excess Contributions...............................31
   4.10     Correction of Error.............................................33
   4.11     Trust as Single Fund............................................33
ARTICLE V VESTING...........................................................34
   5.1   Vesting:...........................................................34
   5.2   Service Rules......................................................34
   5.3   Vested Benefits and Forfeitures....................................35
ARTICLE VI BENEFITS.........................................................37
   6.1   Normal Retirement..................................................37
   6.2   Early Retirement...................................................37
   6.3   Disability Retirement..............................................37
   6.4   Termination of Employment..........................................37
   6.5   Death Benefits.....................................................37
   6.6   Commencement of Distribution.......................................37
   6.7   Form of Benefit....................................................38
   6.8   Withdrawals From Salary Reduction Contribution Accounts............40
   6.9   Withdrawals from Employer and Employee Contribution Accounts.......42
   6.10     Location of Former Participants.................................43
   6.11     Benefits to Minors and Incompetents.............................43
   6.12     Loans...........................................................43
   6.13     Eligible Rollover Distributions.................................43
ARTICLE VII ADMINISTRATION BY THE PLAN ADMINISTRATOR........................45
   7.1   Appointment of the Plan Administrator..............................45
   7.2   Powers of the Plan Administrator...................................45
   7.3   Operation..........................................................46
   7.4   Meetings and Quorum................................................46
   7.5   Compensation.......................................................46
   7.6   Domestic Relations Orders..........................................47
ARTICLE VIII DUTIES AND POWERS OF THE TRUSTEE...............................48
   8.1   General............................................................48
   8.2   Trust Agreement....................................................48
   8.3   Voting Rights......................................................48
   8.4   Power of Trustee to Carry Out the Plan.............................48
ARTICLE IX DIRECTED INVESTMENTS.............................................50

   9.1   Directed Investments...............................................50
   9.2   Investment Funds...................................................50
   9.3   Limitations on Investments.........................................51
   9.4   Directed Investment Account........................................51
   9.5   Accounts Not Directed..............................................51
   9.6   Application to Others..............................................52
ARTICLE X AMENDMENT AND TERMINATION.........................................53
   10.1     Amendment.......................................................53
   10.2     Termination.....................................................53
   10.3     Merger..........................................................53
ARTICLE XI CLAIMS PROCEDURE.................................................54
   11.1     Right to File Claim.............................................54
   11.2     Denial of Claim.................................................54
   11.3     Claims Review Procedure.........................................54
ARTICLE XII ADOPTION OF PLAN BY RELATED COMPANIES AND TRANSFERRED ASSETS....55
   12.1     Adoption of the Plan............................................55
   12.2     Withdrawal......................................................55
   12.3     Sale of Employer's Assets.......................................55
ARTICLE XIII TOP HEAVY......................................................56
   13.1     Top Heavy.......................................................56
   13.2     Minimum Allocation..............................................57
   13.3     Benefit and Contribution Limitations............................57
ARTICLE XIV MISCELLANEOUS...................................................58
   14.1     Receipt of Rollovers and Trustee to Trustee Transfers...........58
   14.2     Indemnification.................................................58
   14.3     Exclusive Benefit Rule..........................................58
   14.4     No Right to the Fund............................................59
   14.5     Rights of the Employer..........................................59
   14.6     Non-Alienation of Benefits......................................59
   14.7     Construction and Severability...................................59
   14.8     Delegation of Authority.........................................59
   14.9     Request for Tax Ruling..........................................59

                                   BACKGROUND

         Comdial Corporation (the "Company") maintains the Comdial Corporation Employees Savings and Stock Investment Plan for the benefit of its eligible employees and the eligible employees of its affiliated companies.

         The Company now wishes to convert the plan to a 401(k) plan, effective as of January 1, 1989, to change the name of the plan to the Comdial Corporation 401(k) Plan (the "Plan") and to make such changes as may be necessary to bring the Plan into compliance with the Tax Reform Act of 1986. Sovran Bank, N.A. has agreed to serve as trustee of the Plan. The Plan is intended to be a qualified plan under Section 401(a) of the Internal Revenue Code and is intended to include a qualified cash or deferred arrangement under Section 401(k) of the Internal Revenue Code. Effective January 1, 1993, Jefferson National Bank has agreed to serve as Trustee of the Plan.

         NOW, THEREFORE, the Company agrees as follows:

                                    ARTICLE I

                                   DEFINITIONS
                                   -----------

Where indicated by initial capital letters, the following terms shall have the following meanings:

    1.1 Account or Accounts: A Participant's interest in the Trust Fund, which shall consist of the Accounts described in Section 4.1.

    1.2  Adjustment Date: Each March 31, June 30, September 30 and December 31.

    1.3 Beneficiary: The person or entity who is to receive any benefits payable from the Plan on account of a Participant's death. If the Participant is not married, the Beneficiary is the person designated by the Participant to receive such benefits. If the Participant is married, the Beneficiary is automatically the Participant's surviving spouse and no written designation is required. If the Participant is married and the Participant wishes to designate a Beneficiary other than his spouse, the spouse must consent to the designation of another person who will become the designated Beneficiary to receive benefits under the Plan. If at the time of his death, the Participant has no surviving spouse or designated Beneficiary, the Beneficiary is the personal representative of the Participant's estate. A Participant may designate a person or entity to be his Beneficiary by filing a properly completed and executed form provided by the Plan Administrator. If a married Participant wishes to designate a Beneficiary other than his spouse, the Beneficiary designation must be witnessed by a Plan representative or a notary public and the spouse must (a) consent to the designation in writing and (b) acknowledge the effect of such designation. A Participant's Beneficiary is bound by the terms of the Plan.

    1.4  Board: The Board of Directors of the Employer.

    1.5  Break in Service: Five consecutive One-Year Breaks in Service.

    1.6 Code: The Internal Revenue Code of 1986, as amended, or any subsequently enacted federal revenue law. A reference to a particular Section of the Code shall include a reference to any regulations issued under the Section and to the corresponding section of any subsequently enacted federal revenue law.

    1.7 Company: Comdial Corporation and any successor by merger, consolidation or otherwise.

    1.8  Compensation:

         (a) The earnings paid to an Employee by the Employer for personal services, as reported on form W-2, including, but not limited to, base salary and wages, commissions, overtime pay, incentive pay for hourly employees, bonuses, and royalties. Compensation shall be determined before taking into account any reduction in earnings resulting from an Employee's election to have Salary Reduction Contributions made on his behalf pursuant to this Plan. Compensation shall not include other deferred compensation in connection with this Plan or any other plan of deferred compensation maintained by the Employer, and it shall not include reimbursements or other expense allowances, fringe benefits (cash and noncash), moving expenses, deferred compensation, welfare benefits, and any other elective deferrals described in Treasury Regulations section 1.415-2(d). In the case of an Employee who is employed by two or more employers, the Employee's aggregate compensation from all employers shall be deemed to be his compensation.

         (b) For convenience of administration, compensation may be rounded to the nearest $100.

         (c) For purposes of the anti-discrimination tests of sections 4.6 and 4.7, compensation means compensation for services performed for the Employer that is currently includible in gross income, increased by the Employee's Salary Reduction Contributions, elective contributions under a cafeteria plan, and elective contributions under other arrangements permitted to be included under Code section 414(s).

    1.9  Early Retirement Date: A Participant's 55th birthday.

    1.10 Effective Date: As to the Employer, January 1, 1984. As to a Related Company, the date as of which the Plan is adopted by the Related Company. The Effective Date of the restated Plan is January 1, 1989, except where otherwise indicated.


    1.11 Employee: Any person employed by the Employer other than an individual who serves only as a director or an individual employed as an independent contractor.

    1.12 Employer: The Company and any successor by merger, consolidation or otherwise. The Employer also includes any Related Company that adopts the Plan as provided in Section XI.

    1.13 Employer Contributions:  Contributions made by the Employer pursuant to
Section 3.3.

    1.14 Employment Commencement Date: The date on which an Employee first performs an Hour of Service for the Employer or a Related Company.

    1.15 Entry Date:  April 1, July 1, October 1 and January 1.

    1.16 5% Owner: If the Employer or a Related Company is a corporation, any person who owns (or is considered as owning within the meaning of Code Section
318) more than 5% of the outstanding stock of the Employer or a Related Company or stock possessing more than 5% of the total combined voting power of all stock of the Employer or a Related Company. If the Employer or a Related Company is not a corporation, a 5% Owner is any person who owns more than 5% of the capital or profits interest in the Employer or a Related Company.

    1.17 Highly Compensated Employee:

         (a) Except as otherwise provided below, a Highly Compensated Employee is an Employee who, during the Plan Year or the preceding Plan Year:

             (i) Was a 5% Owner of the Employer;

             (ii) Received Section 415 Compensation from the Employer and Related Companies in excess of $80,000 during the preceding Plan Year and was in the top 20% of the Employees, when ranked on the basis of Section 415 Compensation paid during the preceding Plan Year;

The $80,000 amount referred to in this paragraph shall be adjusted pursuant to Code section 414 (g) and 415(d).

         (b) For purposes of determining the number of Employees in the top paid group described in subsection (a)(iii), and for determining the number of officers described in subsection (c), the following Employees shall be excluded:

             (i) Employees who have not completed six months of service;

             (ii) Employees who normally work less than 17 1/2hours per week;

             (iii) Employees who normally work during not more than six months during any Plan Year;

             (iv) Employees who have not attained age 21;

             (v) Employees whose terms of employment are covered by a collective bargaining agreement between Employee representatives and the Employer or Related Companies; and

             (vi) Employees who are non-resident aliens and who receive no United States earned income from the Employer or Related Companies.

         (c) A Highly Compensated Employee includes a former Employee who separated from service prior to the Plan Year for which the determination was made and who was an active Highly Compensated Employee for either (i) such Employee's separation year, or (ii) any Plan Year ending on or after the Employee's 55th birthday. An Employee who separated from service before January 1, 1987 will be included as a Highly Compensated Employee pursuant to this subsection only if the Employee was a 5% Owner or received Section 415 Compensation in excess of $50,000 during (x) the Employee's separation year (or the year preceding such separation), or (y) any year ending on or after such Employee's 55th birthday (or the last year ending before such Employee's 55th birthday).

         (d) For purposes of this Section 1.17, Section 415 Compensation shall include the Employee's elective contributions under a deferred compensation plan, elective contributions under a cafeteria plan, and elective contributions under other arrangements permitted to be included under Code section 414(s).

    1.18 Hour of Service or Service: An Employee shall be credited with one Hour of Service for:

         (a) Each hour for which the Employee is directly or indirectly paid, or entitled to payment, by the Employer or a Related Company for the performance of duties. These hours shall be credited to the Employee for the computation period in which the duties are performed.

         (b) Each hour (up to a maximum of 501 hours during a single continuous period) for which the Employee is paid or entitled to payment by the Employer or a Related Company for a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) because of vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence. These hours shall be credited to the Employee for the computation period in which the duties would have been performed. Hours under this subparagraph shall be calculated and credited pursuant to ss. 2530.200b-2 of the Department of Labor Regulations, which are incorporated in the Plan by this reference.

         (c) Each hour for which back pay, irrespective of mitigation of damages, has been either awarded or agreed to by the Employer or a Related Company. The same Hours of Service shall not be credited both under subparagraph
(a), (b) or (d), as the case may be, and under this subparagraph (c). These hours shall be credited to the Employee for the computation period to which the award or agreement pertains, rather than the computation period in which the award, agreement or payment is made.

         (d) For purposes of determining whether an Employee has a One-Year Break in Service, each hour (up to a maximum of 501 hours in a single continuous period) for which the Employee is absent because of (i) the pregnancy of the Employee, (ii) the birth of a child of the Employee, (iii) the placement of a child with the Employee in connection with the Employee's adoption of the child, or (iv) the Employee's caring for a child immediately after the birth or placement of the child. These hours shall be credited to the Employee for the computation period in which the absence begins only if the Employee would otherwise incur a One-Year Break in Service in that computation period. In all other cases, these hours shall be credited to the next following computation period.

         (e) If the Employer leases employees, Hours of Service with the Employer and Related Companies shall be credited for any leased employee who is to be considered an Employee for purposes of the Plan under Code Sections 414(n) and 414(o). In any case for which employment records do not accurately reflect hours worked, Hours of Service shall be credited at the rate of 45 hours per calendar week.

         (f) Notwithstanding the foregoing, the Plan will be administered in accordance with applicable federal laws with respect to Employees who perform military service.

    1.19 Ineligible Employee: An Employee whose terms and conditions of employment are covered by a collective bargaining agreement that does not provide for his participation in the Plan or who, for any reason, is no longer entitled to participate in the Plan.

    1.20  Investment  Manager:  A  person  other  than the  Trustee  or the Plan
Administrator:

         (a) Who (i) is registered as an investment advisor under the Investment Advisors Act of 1940, (ii) is a bank, as defined in that Act, or (iii) is an insurance company qualified to perform services relating to the management, acquisition or disposition of assets of a plan under the laws of more than one state; and

         (b) Who has acknowledged in writing that it is a fiduciary with respect to the Plan.

    1.21 Normal Retirement Date: A Participant's 65th birthday.

    1.22 One-Year Break in Service: A 12-month computation period (determined in the manner described in Section 1.34) during which the Employee does not perform more than 500 Hours of Service.

    1.23 Participant: Any individual who has an account under the Plan.

    1.24 Permanent Disability: The inability, by reason of physical or mental infirmity resulting from bodily injury, disease or mental disorder, of a Participant to perform any gainful employment.

    1.25 Plan: The "Comdial Corporation 401(k) Plan," as set forth herein and as amended from time to time.

    1.26 Plan  Administrator:  The person or  committee  designated  pursuant to
Section VII to be responsible for the general administration of the Plan and supervision of the Trust Fund.

    1.27 Plan Year: The 12 consecutive month period beginning on January 1 and ending on December 31 of each year.

    1.28 Prior Plan: The Comdial Corporation Employees Savings and Stock Investment Plan as in effect before January 1, 1989.

    1.29 Related Company: Any corporation or business organization that is under common control with the Employer (as determined under Code Section 414(b) or (c)) or that is a member of an affiliated service group with the Employer (as determined under Code Section 414(m)). For the purpose of applying the limitations set forth in Section 4.4, Code Sections 414(b), 414(c) and 414(m) shall be applied as modified by Code Section 415(h).

    1.30 Salary Reduction Contributions: Contributions made at the election of a Participant by the Employer pursuant to Section 3.2.

    1.31 Section 415 Compensation: An Employee's total annual compensation from the Employer and Related Companies, as defined in the Treasury Regulations issued under Code Section 415. Under this definition, "Section 415 Compensation" includes an Employee's wages, salaries, fees for professional services and other amounts received for personal services actually rendered in the course of employment with the Employer and Related Companies (including, but not limited to, commissions paid to salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips and bonuses). "Section 415 Compensation" does not include items such as:

             (a) Salary Reduction Contributions and Employer Contributions made by the Employer or a Related Company to this Plan or to any other plan of deferred compensation to the extent that the contributions are not includable in the Employee's gross income for the taxable year in which they are contributed.

             (b) Amounts received from the exercise of a non-qualified stock option or from restricted property.

             (c) Amounts realized from the sale, exchange or other disposition of stock acquired under a statutory stock option.

             (d) Other amounts that receive special tax benefits, such as premiums for group term life insurance (but only to the extent that the premiums are not includable in the gross income of the Employee).

    The amount of a Participant's Section 415 Compensation that may be taken into account each year shall be limited to $150,000, or an adjusted amount determined pursuant to Code sections 401(a)(17) and 415(d).

    For purposes of Section 1.17, Section 415 Compensation includes Salary Reduction Contributions, elective contributions under a cafeteria plan and elective contributions under other arrangements required to be included under Code Section 414(q).

    1.32 Trust, Trust Fund or Fund: The assets held by the Trustee under the trust agreement.

    1.33 Trustee: Jefferson National Bank, and any successor trustee appointed by the Employer and accepting the trust.

    1.34 Years of Service: Years during which an Employee completes at least 1,000 Hours of Service. Years of Service will be based on 12-month computation periods beginning on the Participant's Employment Commencement Date and anniversaries of that date. For periods of employment prior to October 1, 1982 with General Dynamics Corporation, General Dynamics Telephone Systems Center, Inc., and American Telecommunications Corporation, "Continuous Service" under the Savings Plans of those companies shall be recognized. For periods of employment with the Company after October 1, 1982 and prior to the Effective Date, Years of Service under the Prior Plan (and its predecessors) shall be recognized.

    1.35 Gender and Number: Every pronoun used in the Plan shall be construed to be of such number and gender as the context shall require.

                                   ARTICLE II


                                  PARTICIPATION
                                  -------------

    2.1  Participation:

         (a)  Each  Employee  who is not an  Ineligible  Employee  and who was a
Participant   immediately  before  January  1,  1989  shall  continue  to  be  a
Participant as of January 1, 1989.

         (b) Effective as of January 1, 1989, each Employee who is not an Ineligible Employee and who is not already a Participant pursuant to subsection
(a) will become a Participant on the first Entry Date after he has completed a three month period of employment, beginning on his Employment Commencement Date.

         (c) A Participant who has not become an Ineligible Employee shall continue to be a Participant until he retires, dies, otherwise terminates employment, and he no longer maintains an Account balance in the Plan.

    2.2   Reemployment:

         (a) If an Employee who is not an Ineligible Employee terminates employment after he has a vested interest in his Employer Contributions Account and then is reemployed by the Employer, the Employee will requalify as a Participant as of the date of his reemployment.

         (b) If an Employee who is not an Ineligible Employee terminates employment before he has a vested interest in his Employer Contributions Account and then is reemployed, the Employee will become a Participant as of the date of his reemployment if he has met the requirement of Section 2.1(b), or if he has not, he will become a Participant as of the Entry Date coinciding with or next following the date in which he has met the requirements.

    2.3  Cessation of Participation with Continued Employment:

         (a) If a Participant becomes an Ineligible Employee, but continues in the employ of an Employer, contributions will cease to be made to the Plan on his behalf. If the Participant ceases to be an Ineligible Employee, he shall again participate in the Plan immediately.

         (b) The Account of an Ineligible Employee shall continue to be held in the Plan and receive allocations of Trust Fund earnings pursuant to Section 4.3, but shall not receive allocations of contributions. An Ineligible Employee's Account balance shall be distributed upon his separation from Service, pursuant to Section V.

                                   ARTICLE III


                                  CONTRIBUTIONS
                                  -------------

    3.1  Elections as to Contributions; Changes; Suspensions:

         (a) Effective as of January 1, 1989, a Participant may elect to have Salary Reduction Contributions made on his behalf by filing an appropriate election with the Plan administrator not less than 30 days before the Entry Date as of which the election is to become effective. A Participant may change the amount of his Salary Reduction Contributions for subsequent payroll periods as of any Entry Date by filing a new election with the Plan Administrator not less than 30 days before the Entry Date as of which the change is to become effective. The Plan Administrator may designate other dates as of which elections and changes may be made. All elections made by a Participant shall continue in force until they are changed or until the Participant ceases to be a Participant.

         (b) A Participant may request that his Salary Reduction Contributions be suspended as of any subsequent payroll period by filing a written request with the Plan Administrator at least 30 days before the date as of which the suspension is to be effective. If such a suspension is made, the Salary Reduction Contributions may not be resumed for a period of three months, but the Participant may elect to resume contributions as of any subsequent Entry Date by filing an election with the Plan Administrator at least 30 days before the date as of which contributions are to be resumed. If a suspension is made pursuant to
Section 6.8 or 6.9, the Participant may elect to resume contributions as of any Entry Date after the applicable suspension period has ended. A Participant shall not be permitted to make up suspended contributions, and matching Employer Contributions shall not be made for a Participant with respect to any suspended contributions.

    3.2 Salary Reduction Contributions: A Participant electing to have Salary Reduction Contributions made on his behalf, as provided in Section 3.1, shall direct his Employer to reduce his Compensation for the entire Plan Year, when the election becomes effective, by a designated percentage and to contribute the designated percentage to the Plan for the benefit of the Participant. A Participant may elect to defer from 2% to 10% (in whole percentages) of his Compensation during the Plan Year for purposes of making Salary Reduction Contributions. If a Participant has elected to defer 10% of his Compensation, such Participant may elect to defer an additional 2 1/2% for purposes of Salary Reduction Contributions.

    3.3 Employer Contributions: The Employer shall make a Matching Contribution equal to 25% of the Participant's Salary Reduction Contributions, up to 10% of such Participant's Compensation for the Plan Year in which the Participant elects to have Salary Reduction Contributions made on his behalf. If more than one Employer has adopted the Plan, each Employer shall make contributions for its own Participants.

    3.4 Limitation on Contributions: The Employer's aggregate Employer Contributions and Salary Reduction Contributions for any Plan Year shall be conditioned on deductibility under Code section 404 and shall not exceed 15% of the total Compensation of all Participants during the Plan Year, or such greater or lesser percentage as may be allowed as a deduction from the gross income of the Employer as provided in Code section 404(a)(3).

If for any Plan Year the Employer maintains a pension or annuity plan qualified under Code Section 401 in addition to this Plan, then the total contributions deductible for the Plan Year under this Plan and the pension or annuity plan shall not exceed in the aggregate 25% of the total compensation of the participants in all such plans, or such greater or lesser percentage as may be allowed as a deduction from the gross income of the Employer under Code Section 404.

    3.5 No Right or Duty of Inquiry: Neither the Trustee, the Plan Administrator, nor any Participant shall have any right or duty to inquire into the amount of the Employer's annual contribution or the method used in determining the amount of the Employer's contribution. The Trustee shall be accountable only for funds actually received by him.

    3.6 Time and Manner of Payment of Contributions:

         (a) Salary  Reduction  Contributions  shall be paid to the Trustee on a
regular  basis  determined  by  the  Plan   Administrator  and  consistent  with
applicable law.

         (b) Employer Contributions for any Plan Year may be made in one or more payments at any time; provided that the total amount of the Employer Contribution for any Plan Year shall be paid to the Trustee not later than the date on which the Employer's income tax return is required to be filed, including any extensions for filing obtained.

    3.7 Non-Reversion: It shall be impossible, at any time before satisfaction of all liabilities with respect to Participants and their Beneficiaries, for any part of the principal or income of the Trust Fund to be used for, or diverted to, purposes other than for the exclusive benefit of such Participants and their Beneficiaries. However, the Employer's contribution under the Plan for any Plan Year shall be conditioned upon the Plan initially being a qualified plan under Code section 401(a) for such Plan Year. If, after the Employer's contribution has been made, it is determined that all or a portion of such contribution was made under a mistake of fact, the Trustee shall refund to the Employer, within one year of the date the contribution is remitted to the Trustee, if such contribution is made by reason of a mistake of fact, or within one year of the denial of qualification, the amount of the contribution that was affected by the mistake of fact, or by the denial of qualification, subject to the following rules:

         (a) The Trustee shall be under no obligation to make such refund unless a written direction to make the refund, signed by an authorized representative of the Employer, is submitted to the Trustee.

         (b) Earnings attributable to the refundable amount shall not be refunded, but the refundable amount shall be reduced by a proportionate share of any losses of the Trust from the date of crediting by the Trustee to the date of segregation.

         (c) The Trustee shall be under no obligation to verify that the refund is allowable or timely and shall be entitled to rely on the Employer's written direction to act.

                                   ARTICLE IV



                            ACCOUNTS AND ALLOCATIONS
                            ------------------------

    4.1 Participants' Accounts: The following Accounts shall be maintained for each Participant:

         (a) A Salary Reduction Contributions Account, to which shall be credited Salary Reduction Contributions made pursuant to Section 3.2, and earnings thereon.

         (b) An Employer Contributions Account, to which shall be credited Employer Contributions made pursuant to Section 3.3 or the Prior Plan, forfeitures and earnings thereon. Separate subaccounts may be maintained for
Employer Contributions and forfeitures under this Plan and Employer contributions and forfeitures under the Prior Plan.

         (c) A Prior Plan Employee Contributions Account, to which shall be credited Employee contributions made by the Participant to the Prior Plan, and earnings thereon.

         (d) A Rollover Account, to which shall be credited transferred assets pursuant to Section 14.1, and earnings thereon.

    4.2 Allocation of Contributions and Forfeitures: As of each Adjustment Date, the Plan Administrator shall allocate to each Participant's Account the Salary Reduction Contributions and Employer Contributions made for the benefit of the Participant since the last Adjustment Date, in accordance with the provisions of Sections 3.2 and 3.3.

    4.3 Adjustment of Participant's Account:

         (a) Company Stock Fund: The number of shares of Company stock to be credited to a Participant's Account shall be determined as follows:

             (i) A Participant's Account shall be credited as of each Adjustment Date with a number of shares of Company stock equal to his aggregate contributions that are to be applied toward the purchase of Company stock with respect to that calendar quarter, divided by the average price per share (including brokerage fees and transfer taxes) of Company stock purchased by the Trustee for all Participants with respect to such calendar quarter.

             (ii) Dividends and other distributions received on Company stock held by the Trustee shall be reinvested in Company stock, and the Participant's Account shall be credited with a proportionate number of such shares determined on the basis of the number of shares in the Participant's Account as of the date on which the dividend is declared or the distribution is received.

             (iii) Effective January 1, 1993, no additional shares of Company stock will be purchased or allocated to any Participant's Account. At no time may the amount of Company stock held in the Plan exceed 10% of all the assets of the Plan.

         (b) Other Funds: A Participant's interest in the investment funds other than Company Stock Fund shall be represented by units of participation as follows:

             (i) When each fund is established, each unit shall be valued at $1.00. Thereafter, there shall be determined at each Adjustment Date, after the payment out of each fund of all brokerage fees and transfer taxes applicable to purchases and sales for the fund during the calendar quarter, the value of a unit in each fund by dividing the fair market value of the assets in each fund on such date, as determined by the Trustee, by the total number of units in that fund.

             (ii) A Participant's Account in each fund shall be credited each Adjustment Date with the number of units determined by dividing the contributions for that calendar quarter with respect to the Participant by the unit value for the fund as determined at the Adjustment Date.

         (c) All expenses of administration of the Plan (including, without limitation, fees and costs relating to investment management and advice, custodial, accounting and legal services, applicable taxes, and any other costs and expenses incurred with respect to the Plan or its administration) may, at the discretion of the Company, be charged to and collected from Participant Accounts upon such reasonable method of allocation as the Company may designate. In allocating any such expenses and charging and collecting them from the Participant Accounts, the Company shall in all cases accord uniform,
nondiscriminatory   treatment  to  all  Participants   similarly  situated.  Any
collection from a Participant's Account may be made, at the option of the Company, by selling or liquidating any asset credited to such Account or by collection out of any contributions, forfeitures or earnings to be credited to such Account. Expenses of administration not charged against Participant Accounts shall be paid by the Company.

         (d) All determinations made by the Trustee with respect to fair market value and net worth shall be made in accordance with generally accepted accounting principles, and such determinations when so made by the Trustee, and any other determinations made by the Plan Administrator based thereon, shall be conclusive and binding upon all persons having an interest under the Plan.

    4.4  Annual Additions:

         (a) Notwithstanding any other provision of this Plan to the contrary, the total amount of the Annual Addition (defined below) that may be allocated to the Accounts of any Participant for any Limitation Year (defined below) shall not exceed the lesser of (i) $30,000 (or, if greater, 1/4 of the dollar limitation in effect under Code Section 415(b)(1)(A)) or (ii) 25% of the Participant's Section 415 Compensation. The amount referred to in (i) above shall be adjusted from time to time to correspond to the amount prescribed by law under Code Section 415(c)(1)(A) or by the Secretary of the Treasury pursuant to Code Section 415(d), determined as of the Adjustment Date of the Plan Year to which the limitation applies.

         (b) For purposes of this Section, the "Limitation Year" is the Plan Year and the term "Annual Addition" means the total of the following amounts credited to the Participant's Accounts: (i) the Employer Contributions for the Plan Year, (ii) the Salary Reduction Contributions for the Plan Year, and (iii) amounts described in Code Section 415(l)(1) and 419(d)(2).

         (c) If the Annual Additions to a Participant's Account in any Limitation Year exceed the limitation of this Section, then the amounts that would have been credited to his Account but for this Section in excess of the limitation shall be administered as follows:

             (i) Any excess amount shall be deemed to be a forfeiture as of the end of the Plan Year to which the limitation applies and shall be reallocated among the Accounts of the Participants (other than Participants to whom the limitation applies) as a forfeiture in such manner that no allocation to an Account exceeds the limitation imposed by this Section; and

             (ii) If the allocation or reallocation of the excess amount causes the limitation imposed by this Section to be exceeded with respect to each Participant, then the excess amount as finally determined shall be held unallocated in a suspense account. The amount held in a suspense account shall be allocated as of the end of the next following Plan Year among the Accounts of Participants entitled to an allocation of forfeitures as of that date. The allocation as of the end of the next following Plan Year shall be made before any contributions that would constitute Annual Additions are made to the Plan for that Plan Year. A suspense account shall not be subject to adjustment for investment gains or losses. Upon termination of the Plan, the assets of any suspense account then in existence shall be returned to the Employer.

         (d) If the Employer and Related Companies maintain more than one defined contribution plan qualified under Code Section 401, then this Section shall be applied in such a way that the total Annual Additions under all such plans shall not exceed the amount specified in subsection (a).

    4.5 Pre-TRA-86 Annual Additions: The Plan in existence on and before May 6, 1986 is subject to the following:

         (a) Notwithstanding any other provisions of this Plan to the contrary, the total amount of the Annual Addition (defined below) that may be allocated to the Account of any Participant for any Limitation Year (defined below) shall not exceed the lesser of (i) $30,000, or (ii) 25% of the Participant's Section 415 Compensation. The amount referred to in (i) of this Section shall be adjusted from time to time to correspond to the amount prescribed by law under Code section  415(c)(1)(A)  or by the  Secretary  of the  Treasury  pursuant  to Code section 415(d), determined as of the Adjustment Date of the Year to which the limitation applies.

         (b) For purposes of this Section, the "Limitation Year" is the Plan Year and the term "Annual Addition" means the total of the following amounts credited to the Participant's Accounts: the Employer's contribution and the lesser of (i) the amount of the Participant's voluntary contributions in excess of 6% of his Section 415 Compensation or (ii) one-half of the Participant's voluntary contributions.

         (c) If the Annual Additions to a Participant's Account in any Limitation Year exceed the limitation of this Section, then the amounts that would have been credited to his Account but for this Section in excess of the limitation shall be administered as follows:

             (i) Any voluntary contributions may be returned to the Participant; and

             (ii) Any remaining excess amount shall be deemed to be a forfeiture as of the end of the Plan Year to which the limitation applies and shall be reallocated among the Accounts of the Participants (other than Participants to whom the limitation applies) as a forfeiture in such manner that no allocation to an Account exceeds the limitation imposed by this Section; and

             (iii) If the allocation or reallocation of the excess amount causes the limitation imposed by this Section to be exceeded with respect to each Participant, then the excess amount as finally determined shall be held unallocated in a suspense account. The amount held in a suspense account shall be allocated as of the end of the next following Plan Year among the Accounts of Participants entitled to an allocation of forfeitures as of that date. The allocation as of the end of the next following Plan Year shall be made before any contributions that would constitute Annual Additions are made to the Plan for that Plan Year. A suspense account shall not be subject to adjustment for investment gains or losses. Upon termination of the Plan, the assets of any suspense account then in existence shall be returned to the Employer.

         (d) If the Employer and Related Companies maintain more than one defined contribution plan qualified under Code section 401, then this Section shall be applied in such a way that the total Annual Additions under all such plans shall not exceed the amount specified in subsection (a).

    4.6 Benefit Limitations - Multiple Plans: If an Employee is a Participant in one or more defined benefit plans and in one or more defined contribution plans maintained by the Employer, then the sum of the Participant's "defined benefit plan fraction" (defined below) and his "defined contribution plan fraction" (defined below) for any Limitation Year as applied to the plans shall not exceed
1.0. Either the benefits provided under the defined benefit plans or the contributions made to the defined contribution plans shall be reduced to the extent necessary to comply with this limitation. For purposes of this Section:

         (a) The "defined benefit plan fraction" for any Limitation Year is a fraction, the numerator of which is the Participant's projected annual benefit under all defined benefit plans of the Employer (determined as of the close of the Limitation Year), and the denominator of which is the lesser of:

             (i) The product of 1.25 multiplied by $90,000 (or such other amount as is permitted or required to be used under Code Section 415(e)); or

             (ii) The product of 1.4 multiplied by 100% of the Participant's average Section 415 Compensation from the Employer for the three consecutive years that will produce the highest average.

         (b) The "defined contribution plan fraction" for any Limitation Year is a fraction, the numerator of which is the sum of the Annual Additions to the Participant's accounts as of the close of the Limitation Year under all defined contribution plans of the Employer, and the denominator of which is the sum of the lesser of the following amounts determined for the Limitation Year and for each previous year of service with the Employer:

             (i) The product of 1.25 multiplied by the $30,000 amount determined under Section 4.4(a) (as adjusted), or

             (ii) The  product  of 1.4  multiplied  by 25% of the  Participant's
    Section 415 Compensation for the Plan Year.

         (c) As an alternative to the foregoing, in determining the limits of this Section, the Plan Administrator may use any method permissible under Code Section 415.

    4.7   Anti-Discrimination Test for Salary Reduction Contributions:

         (a) Each Plan Year, the Actual Deferral Percentage of eligible Highly Compensated Employees shall not exceed the greater of:

             (i) The Actual Deferral Percentage of all other eligible Employees multiplied by 1.25; or

             (ii) The lesser of the Actual Deferral Percentage of all other eligible Employees multiplied by 2, or the Actual Deferral Percentage of all other eligible Employees plus 2 percentage points.

         (b) The Actual Deferral Percentage for a group of Employees is the average of the ratios, calculated separately for each Employee in the group, of the amount of Salary Reduction Contributions that are credited under the Plan on behalf of each Employee for the Plan Year, to the Employee's Compensation for the Plan Year. In order for Salary Reduction Contributions to be included in the Actual Deferral Percentage for the Plan Year, such contributions must be attributable to compensation that otherwise would have been paid to the Participant during the Plan Year, must be allocated to the Participant's Accounts during the Plan Year, and must be paid to the Trust within 12 months following the close of the Plan Year.

         (c) Notwithstanding the foregoing provisions of the Plan, the Plan shall meet the anti-discrimination test of Code section 401(k), described in subsection (a) and applicable regulations, for each Plan Year. In order to meet the anti-discrimination test, any or all of the following steps may be taken:

             (i) At any time during the Plan Year, the Committee may limit the amount of Salary Reduction Contributions that may be made on behalf of Highly Compensated Employees.

             (ii)  The  Plan  Administrator  may  reduce  the  Salary  Reduction
    Contributions made for the Plan Year to the extent necessary to meet the requirements of Code section 401(k), in the manner described in Section 4.8.

             (iii) The Plan Administrator may recommend that the Employer make an additional Employer contribution to the Plan for the benefit of Participants who are not Highly Compensated Employees. This additional contribution may be allocated based on Participants' Compensation and will be allocated to the Participants' Salary Reduction Contributions Accounts.

             (iv) If the test described in subsection (a) is not satisfied for a Plan Year, the Plan Administrator may use any other test permitted under Code section 401(k) to determine whether the Plan meets the anti-discrimination requirements of Code section 401(k). The limitations of
    Section 4.6(a)(ii) shall be used only to the extent permitted by applicable Treasury regulations.

             (v) The Plan Administrator may take any other steps that the Plan Administrator deems appropriate.

         (d) If the Employer  maintains more than one plan qualified  under Code section 401(a),  and if the plans are aggregated for purposes of satisfying Code section 401(a)(4) or 410(b)(1)(A) or (B), all qualified cash or deferred arrangements contained in such plans shall be aggregated for purposes of performing the anti-discrimination test for Salary Reduction Contributions. If a Highly Compensated Employee participates in more than one plan of the Employer, all salary reduction contributions made by the Highly Compensated Employee under all such plans shall be aggregated for purposes of performing the test outlined in subsection (a).

         (e) In the case of a Highly Compensated Employee, the Actual Deferral Percentage for such Highly Compensated Employee shall be the greater of (i) the Actual Deferral Percentage determined by combining the contributions and Compensation of all of the Employee's family members who are eligible to participate in the Plan and who are Highly Compensated Employees (without regard to family aggregation), or (ii) the Actual Deferral Percentage determined by combining the contributions and Compensation of all family members of the Employee eligible to participate in the Plan.

    4.8  Anti-Discrimination Test for Employer Contributions:

         (a) Each Plan Year, the Contribution Percentage of eligible Highly Compensated Employees shall not exceed the greater of:

             (i) The Contribution Percentage of all other eligible Employees multiplied by 1.25; or

             (ii) The lesser of the Contribution Percentage of all other eligible Employees multiplied by 2, or the Contribution Percentage of all other eligible Employees plus 2 percentage points.

         (b) The Contribution Percentage for a group of Employees is the average of the ratios, calculated separately for each Employee in the group, of the amount of Employer Contributions that are credited under the Plan on behalf of each Employee for the Plan Year, to the Employee's Compensation for the Plan Year. The Plan Administrator may include Salary Reduction Contributions in determining the Contribution Percentage, if the Committee deems it appropriate.

In order for contributions to be included in the Contribution Percentage for a particular Plan Year, Employer Contributions must be made on account of Salary Reduction Contributions made during the Plan Year, must be allocated to the accounts of Participants during the Plan Year, and must be paid to the Trust within 12 months following the close of the Plan Year.

         (c) Notwithstanding the foregoing provisions of the Plan, the Plan shall meet the anti-discrimination test of Code section 401(m), described in subsection (a) and applicable regulations, for each Plan Year. In order to meet the anti-discrimination test, any or all of the following steps may be taken:

             (i) At any time during the Plan Year, the Plan Administrator may limit the amount of Employer Contributions that may be made on behalf of Highly Compensated Employees.

             (ii) The Plan Administrator may reduce the Employer Contributions made for the Plan Year to the extent necessary to meet the requirements of Code section 401(m), in the manner described in Section 4.8.

             (iii) The Plan  Administrator  may recommend that the Employer make an additional Employer contribution to the Plan for the benefit of Participants who are not Highly Compensated Employees. This additional contribution may be allocated based on Participants' Compensation. In order for such contribution to be taken into account for purposes of the anti-discrimination test described in subsection (a), the contribution must satisfy the conditions described in Treasury Regulations section 1.401(m)-1(b)(5).

             (iv) Notwithstanding the foregoing, if the test described in subsection (a) is not satisfied for a Plan Year, the Plan Administrator may use any other test permitted under Code section 401(m) to determine whether the Plan meets the anti-discrimination requirements of Code section 401(m). The limitations of Section 4.7(a)(ii) shall be used only to the extent permitted by applicable Treasury regulations.

             (v) The Plan Administrator may take any other steps that the Plan Administrator deems appropriate.

         (d) If the Employer  maintains more than one plan qualified  under Code section 401(a),  and if the plans are aggregated for purposes of satisfying Code section 401(a)(4) or 410(b)(1)(A) or (B), all Employer Contributions made to such plans will be aggregated for purposes of performing the anti-discrimination test described in subsection (a). If a Highly Compensated Employee is eligible to participate in more than one plan maintained by the Employer, the Employer Contributions made on behalf of the Highly Compensated Employee under all such plans will be aggregated for purposes of performing the anti-discrimination test described in subsection (a).

         (e) In the case of a Highly Compensated Employee, the percentage derived in subsection (b) shall be the greater of (i) the percentage derived in subsection (b) determined by combining the contributions and Compensation of all of the Employee's family members who are eligible to participate in the Plan and who are Highly Compensated Employees (without regard to family aggregation), or

(ii) the percentage derived under subsection (b) determined by combining the contributions and Compensation of all family members of the Employee eligible to participate in the Plan.

         (f) Notwithstanding any other provision in the Plan, the sum of the Actual Deferral Percentage and the Contribution Percentage on behalf of Highly Compensated Employees may not exceed the "aggregate limit" permitted under the multiple use test, as set forth in Treasury Regulations section 1.401(m)-2(b). If the aggregate limit is exceeded, the Employer Contributions and Salary Reduction Contributions of those Highly Compensated Employees who participate in the Plan will be reduced, beginning with such Highly Compensated Employees whose percentage is the highest, so that the limit is not exceeded. The amount by which each Highly Compensated Employee's Contribution Percentage is reduced shall be treated as an Excess Contribution under Section 4.8(b). The Actual Deferral Percentage and the Contribution Percentage of the Highly Compensated Employees are determined after any correction required to be made under this subsection (f). Multiple use does not occur if both the Actual Deferral Percentage and the Contribution Percentage of the Highly Compensated Employees does not exceed 1.25 multiplied by the Actual Deferral Percentage and the Contribution Percentage of the non-Highly Compensated Employees.

    4.9      Distribution of Excess Contributions:

         (a) If a Participant's Salary Reduction Contributions exceed the $9,500 limitation (as adjusted pursuant to Code section 415(d)) described in Section 3.2(b) for a calendar year, the amount of Salary Reduction Contributions in excess of the limit and income attributable to those contributions shall be distributed to the Participant by the April 15 following the close of the calendar year in which the Salary Reduction Contributions were made.

         (b) For purposes of this Section, "Excess Contributions" means, for a Plan Year, the excess of Salary Reduction Contributions of Highly Compensated Employees over the maximum amount of such contributions permitted under the anti-discrimination tests described in Section 4.6. For purposes of this Section, "Excess Aggregate Contributions" means, for a Plan Year, the excess of Employer Contributions of Highly Compensated Employees over the maximum amount of such contributions permitted under the anti-discrimination tests described in
Section 4.7. Any Excess Contributions and any Excess Aggregate Contributions and income attributable to those contributions shall be distributed to the Highly Compensated Employees after the close of the Plan Year (but within 2-1/2 months after the close of the Plan Year) to which the Salary Reduction Contributions and Employer Contributions relate. In determining the amount of the distributions under this Section, the Plan Administrator shall use the leveling method described in subsection (g).

         (c) The amount of income attributable to Excess Contributions or Excess Aggregate Contributions is that portion of the income on the Participant's Account to which the contributions were allocated for the Plan Year that bears the same ratio as the amount of Excess Contributions or Excess Aggregate Contributions for the Plan Year bears to the total balance of that Account. Such calculations shall be made in accordance with Treasury Regulations sections 1.401(k)-1(f)(4) and 1.401(m)-1(e)(3).

         (d) The distributions required under this Section may be made without the consent of the Participant or his spouse and may be made without regard to any Qualified Domestic Relations Order, as described in Section 7.6.

         (e) If the Actual Deferral Percentage of a Highly Compensated Employee is determined by combining the contributions and Compensation of only those family members of the Employee who are Highly Compensated Employees (without regard to family aggregation), then the Actual Deferral Percentage is reduced in accordance with the leveling method, and the Excess Contributions for the family unit are allocated among the family members in proportion to the contributions of each family member whose contributions have been combined.

         (f)  If the  Actual  Deferral  Percentage  of  the  Highly  Compensated
Employee is determined by combining the contributions and Compensation of all family members of the Employee, then the Actual Deferral Percentage is reduced in accordance with the leveling method, but not below the Actual Deferral Percentage of eligible non-highly compensated family members. Excess Contributions are determined by taking into account the contributions of eligible family members who are Highly Compensated Employees (without regard to family aggregation) and are allocated among such family members in proportion to their contributions. If further reduction of the Actual Deferral Percentage is required, Excess Contributions resulting from this reduction are determined by taking into account the contributions of all eligible family members and are allocated among such family members in proportion to their contributions.

         (g) The leveling method of reducing an Employee's Excess Contributions means the method of reducing the Excess Contributions of Highly Compensated Employees as follows:

               First, Reduce the Salary Reduction Contributions of the Highly Compensated Employee with the highest Actual Deferral Percentage until either (i) the anti-discrimination test is satisfied, or (ii) such Highly Compensated Employee's Actual Deferral Percentage is equal to the next highest Actual Deferral Percentage of a Highly Compensated Employee, whichever occurs first.

               Second, If necessary, reduce the Salary Reduction Contributions of both Highly Compensated Employees with the highest Actual Deferral Percentages (after application of Step One) until either (i) the anti-discrimination test is satisfied, or (ii) such Highly Compensated Employees' Actual Deferral Percentages are equal to the next highest Actual Deferral Percentage of a Highly Compensated Employee, whichever occurs first.

               Third, Continue the procedure until the anti-discrimination test is satisfied.

The same method shall apply to reducing an Employee's Excess Aggregate Contributions.

     (h) The amount of Excess Aggregate Contributions to be distributed or recharacterized shall be reduced by the amount of Excess Contributions previously distributed for the taxable year ending in the same Plan Year and the amount of Excess Contributions to be distributed for a taxable year shall be reduced by Excess Aggregate Contributions previously distributed or recharacterized for the Plan Year beginning in such taxable year.

     4.10 Correction of Error: If an error is made in the adjustment of a Participant's Account, the error shall be corrected by the Plan Administrator, and any gain or loss resulting from the correction shall be credited to the income or charged as an expense of the Trust Fund for the Plan Year in which the correction is made. In no event shall the Accounts of other Participants be adjusted on account of the error.

     4.11 Trust as Single Fund: The creation of separate Accounts for accounting and bookkeeping purposes shall not restrict the Trustee in operating the Trust as a single Fund. Allocations to the Accounts of Participants in accordance with this Section IV shall not vest any right or title to any part of the assets of the Fund in such Participants, except as provided in Section V.

                                    ARTICLE V
                                     VESTING

5.1      Vesting:
         --------

     (a) Subject to subsections (b) and (c) below, for Participants who have at least one Hour of Service on or after January 1, 1989, a Participant shall become vested in his Employer Contributions Account according to the following schedule:

                  Years of Service                   Vested Percentage
                  ----------------                   -----------------
                  Less than 2 years                           0%
                  2 years                                    40%
                  3 years                                    60%
                  4 years                                    80%
                  5 years or more                           100%

         Participants who do not perform an Hour of Service on or after January 1, 1989 shall become vested according to the vesting schedule of the Prior Plan.

     (b) Notwithstanding the foregoing, no Participant's vested interest in his Account balance as of January 1, 1989 (or, if later, the date on which the 1989 restatement of the Plan is adopted) shall be reduced as a result of the change in vesting. In addition, each Participant who was a participant in the Prior Plan and who has completed at least three Years of Service as of January 1, 1989 (or, if later, the date on which the 1989 restatement of the Plan is adopted) shall be 100% vested in his Employer Contributions Account as of January 1, 1989.

     (c) Notwithstanding the foregoing, a Participant's Employer Contributions Account shall become fully vested on the first to occur of the following events, if he is then an Employee:

               (i) His Normal Retirement Date;

               (ii) His Early Retirement Date;

               (iii) His death;

               (iv) His Permanent Disability.

     (d) A Participant's interest in his Salary Reduction Contributions Account, Prior Plan Employee Contributions Account and Rollover Account is always fully vested.

5.2      Service Rules:
         -------------

     (a) Subject to subsection (b), if an Employee terminates employment, incurs a One-Year Break in Service and then is reemployed, his Years of Service will include all Years of Service completed before and after his One-Year Break in Service.

     (b) If an Employee terminates employment before he has a vested interest in his Employer Contributions Account and then is reemployed, his Years of Service performed before his termination of employment shall be disregarded in applying the vesting schedule to his post-reemployment Account if the Employee has a series of consecutive One-Year Breaks in Service that equals or exceeds the greater of (x) five or (y) the number of his Years of Service before his termination of employment.

     (c) If a former Participant incurs a Break in Service, again qualifies as a Participant and has an Account balance attributable to his previous employment, the Participant's Years of Service completed after his reemployment shall not increase his vested interest in his pre-reemployment Account balance. The Plan Administrator shall maintain records sufficient to determine the Participant's vested interest in his pre-reemployment Account balance.

5.3      Vested Benefits and Forfeitures:
         -------------------------------

     (a) If a Participant terminates employment for any reason other than retirement on or after his Normal Retirement Date or Early Retirement Date, death or Permanent Disability, the Plan Administrator shall determine his vested interest in his Account. The terminated Participant's Account shall be valued as of the Adjustment Date next following the date on which the Participant terminates employment. The vested portion of the Account shall be paid to the terminated Participant in accordance with Section 6.4 as soon as is practicable following the Adjustment Date next following the date on which the Participant terminates employment, and the non-vested portion of the Account shall be forfeited as of the date of the distribution. If the Participant has no vested interest in his Account, the vested percentage (0%) shall be deemed to be distributed as of the date of the Participant's termination of employment, and the non-vested portion shall be forfeited as of that date.

     (b) If the Participant's vested Account balance has ever exceeded $3,500, the Participant must consent to the distribution before it may be made. If the Participant does not consent to the distribution, the Participant's vested interest in his Account will be held in the Trust Fund until the Participant's Normal Retirement Date and then will be distributed. The non-vested portion will be credited to a suspense account and will be forfeited as of the date on which the Participant has a Break in Service.

     (c) If a Participant terminates employment before he has a 100% vested interest in his Employer Contributions Account and is reemployed before he has a Break in Service, the amount that the Participant previously forfeited shall be restored to his Account if the Participant repays the amount distributed, as follows:

               (i) The Participant must repay the amount distributed in cash and in a lump sum no later than the earlier of (x) five years after the first date on which the Participant is reemployed, or (y) the close of the Participant's first Break in Service beginning after the distribution.

               (ii) The Employer shall restore the forfeiture by making an additional Employer Contribution in an amount equal to the forfeiture and then allocating the restored forfeiture to the Participant's

          Employer Contributions Account. Any repayment shall be invested in the investment funds in which the Participant's Account is invested at the time of the repayment.

         If the Participant does not repay the amount distributed, the amount previously forfeited will not be restored to the Participant's Account. If a Participant (i) terminates employment before he has a vested interest in his Employer Contributions Account or (ii) for other reasons does not receive a distribution on account of his termination of employment, and the Participant is reemployed before he has a Break in Service, the amount that the Participant previously forfeited shall be restored to his Account upon his reemployment.

     (d) All amounts forfeited under the Plan shall be applied to reduce Employer Contributions.

                                   ARTICLE VI
                                    BENEFITS

     6.1 Normal Retirement: A Participant may retire as of the first day of any month following his Normal Retirement Date. The Participant's vested Account shall be valued as of the Adjustment Date coinciding with or next following the date on which he retires and shall be distributed in accordance with Sections
6.6 and 6.7.

     6.2 Early Retirement: A Participant may retire as of the first day of any month following his Early Retirement Date. The Participant's vested Account shall be valued as of the Adjustment Date coinciding with or next following the date on which he retires and shall be distributed in accordance with Sections
6.6 and 6.7.

     6.3 Disability Retirement: If a Participant incurs a Permanent Disability, his retirement shall be effective as of the date on which the Plan Administrator determines that he is Permanently Disabled. The Participant's vested Account shall be valued as of the Adjustment Date coinciding with or next following the date on which he retires and shall be distributed in accordance with Sections
6.6 and 6.7.

     6.4 Termination of Employment: A Participant who terminates employment for any reason (including a layoff that results in a termination of employment) other than retirement on or after his Early Retirement Date, Normal Retirement Date, death or Permanent Disability shall be entitled to receive his vested interest in his Account, determined under Section V. His vested interest shall be distributed in accordance with Sections 6.6 and 6.7.

     6.5 Death Benefits: If a Participant or former Participant dies before his vested interest in his Account has been distributed, the Participant's vested interest in his Account will be paid to the Participant's Beneficiary in accordance with Sections 6.6 and 6.7. The deceased Participant's Account shall be valued as of the Adjustment Date coinciding with or next following the date of his death.

     6.6 Commencement of Distribution:
         ----------------------------

     (a) Subject to the following subsections, a retired, deceased or terminated Participant's Account balance shall be distributed (or shall begin to be distributed) as soon as is practicable after the Adjustment Date coinciding with or next following the date on which the Participant retires, terminates employment or dies.

     (b) If a Participant's vested Account balance has ever exceeded $3,500 and the distribution is to be made before the Participant's Normal Retirement Date, the Participant must consent to the distribution before it may be made. If the Participant does not consent to the distribution, his vested Account balance will be held in the Trust Fund until the earlier of his Normal Retirement Date or date of death, and then will be distributed.

     (c) An Employee who is, or was at any time, a 5% Owner and continues to be employed after age 70 1/2 must begin to receive distributions on April 1 of the year following the year the Employee attains age 70 1/2. Distributions for other Participants will begin at the later of attaining age 70 1/2 or retirement.

     (d) Notwithstanding the foregoing, and unless the Participant otherwise consents, distributions must commence no later than 60 days following the close of the Plan Year in which occurs the latest of:

          (i) The date the former Participant attains age 65,

          (ii) The 10th anniversary of the date on which the former Participant first commenced participation in the Plan, or

          (iii) The date on which the former Participant separates from Service.

     (e) In no event may a Participant's Salary Reduction Contributions Account be distributed before:

          (i)  The  Participant  incurs  a  Permanent   Disability,   terminates
     employment, attains age 59 1/2or incurs a hardship as described in Section 6.8;

          (ii) The Participant transfers employment to an employer that has purchased substantially all of the assets used by the Participant's former employer in his trade or business;

          (iii) The Participant is and continues to be employed by a corporation that was formerly a subsidiary of the Employer or a Related Company and whose stock has been sold; or

          (iv) The Plan is terminated and no successor plan is established.

          6.7 Form of Benefit:
              ---------------

     (a) Benefits shall be paid in cash, except that the Participant may elect to receive funds invested in the Company Stock Fund in the form of whole shares of Company stock, with fractional shares paid in cash. If Company stock is distributed, the closing price per share of Company stock on the Adjustment Date shall be used to convert shares into cash. Benefits shall be paid in one of the following forms of payment selected by the Participant or his Beneficiary:

          (i) The amount may be paid to the Participant or Beneficiary in a lump sum payment.

          (ii) The amount may be paid to the Participant or Beneficiary in at least annual installments over a term certain extending not beyond the lesser of 15 years or the normal life expectancy of the Participant. If the Participant dies before the completion of installment payments, any balance of the amount shall be paid to his Beneficiary as provided in Section 6.5. If a Beneficiary who is receiving payments dies, any remaining balance of the vested Account shall be paid to the personal representative of the Beneficiary's estate.

         When establishing the term of installment payments, at the time payments begin, the present value of the payments projected to be paid to the Participant, based on his life expectancy, must be more than 50% of the present value of the payments projected to be paid to the Participant and his Beneficiary, based on their life expectancies.

     (b) In addition, the retired or terminated Participant or his Beneficiary shall be paid in cash an amount equal to his Salary Reduction Contributions and Employer Contributions that have not yet been paid to or invested by the Trustee.

     (c) The following rules apply to payments after a Participant's death:

          (i) If a Participant dies after payments have begun, then his remaining Account balance, if any, must be distributed to his Beneficiary at least as rapidly as under the method of distribution elected by the Participant.

          (ii) If a Participant dies before his Account balance has begun to be distributed, then, except as provided below, his Account balance, if any, must be distributed within five years after the Participant's death. If the Participant's Account balance is distributed in installment payments to (or for the benefit of) an individual Beneficiary (as designated by the Participant), then the Participant's Account balance may be distributed over a period not extending beyond the Beneficiary's life expectancy, and the payments must begin not later than one year after the Participant's death (or such other date as may be prescribed by Treasury Department regulations).

     (d) If a Participant's vested Account balance exceeds or has ever exceeded $3,500 at the time a distribution is to be made before the Participant's Normal Retirement Date, the distribution will be made only if the Participant consents to the distribution. The Participant's consent must be given in writing on a form provided by the Plan Administrator. Such form, and a notice which explains the optional forms of benefit available to the Participant under the Plan and his right to defer the receipt of his benefits under subsection 6.6(d) will be provided to the Participant no less than 30 days and no more than 90 days before the Annuity Starting Date. For the purposes of this subsection, Annuity Starting Date shall mean the date on which the distribution to the Participant is to commence. Notwithstanding the foregoing, a distribution may commence less than 30 days after the date on which the notice described above is given to the Participant, provided that:

          (i) The Plan Administrator clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and

          (ii) The Participant, after receiving the notice, affirmatively elects a distribution.

     (e) If a Participant who becomes entitled to a distribution under subsection (d) does not consent to the distribution, the Participant's vested Account balance will be held in the Trust Fund and will not be distributed until the end of the Plan Year of the earliest of the following events: (i) the date the Participant consents to the distribution, (ii) the Participant's Normal Retirement Date, or (iii) the Participant's death.

     (f) If a Participant's  vested Account  balance has never exceeded  $3,500,
the  Account  will  be  distributed   in  a  single  sum  payment   without  the
Participant's consent.

     6.8   Withdrawals From Salary Reduction Contribution Accounts:
           -------------------------------------------------------

     (a) A Participant may make a withdrawal from his Salary Reduction Contributions Account if (i) the Participant has attained age 59 1/2, or (ii) the Participant has incurred financial hardship, as described below. A Participant may not withdraw from his Salary Reduction Contributions Account on account of financial hardship any funds in excess of the amount of Salary Reduction Contributions made to the Account. Except as provided in subsection
(f) below, a Participant who has attained age 59 1/2 may not withdraw his Salary Reduction Contributions that were made to the Plan during the Plan Year in which the withdrawal request is made and the two preceding Plan Years.

     (b) A Participant will be considered to have incurred a financial hardship if the Participant has immediate and heavy financial needs that cannot be fulfilled through other reasonably available financial resources of the Participant. Immediate and heavy financial needs shall mean needs resulting from:

          (i) Expenses incurred for or necessary to obtain medical care (as described in Code section 213(d)) by the Participant, the Participant's spouse or any dependent of the Participant (as defined in Code section
     152);

          (ii) Purchase (excluding mortgage payments) of a principal residence for the Participant;

          (iii) Payment of tuition and related educational fees (excluding room and board) for the next 12 months of post-secondary education for the Participant, his spouse or dependents;

          (iv) Funds needed to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant's principal residence; or

          (v) Any additional needs approved by the Internal Revenue Service.

         The determination of financial hardship shall be made by the Plan Administrator in a uniform and nondiscriminatory manner in accordance with such standards as may be promulgated from time to time by the Internal Revenue Service. A Participant's Account may be charged with any expenses necessary to implement a withdrawal.

     (c) A distribution will be deemed necessary to satisfy an immediate and heavy financial need of the Participant if all of the following requirements are met:

          (i) The distribution is not in excess of the amount of the immediate and heavy financial need of the Participant. The Participant must have obtained any funds that are reasonably available to him from other sources,

          (ii) The Participant has obtained all distributions, other than hardship withdrawals, and all non-taxable loans currently available under all plans maintained by the Employer,

          (iii)  The  Participant's  Salary  Reduction   Contributions  will  be
     suspended for 12 months after receipt of the withdrawal, and

          (iv) The Participant may not make Salary Reduction Contributions for the calendar year that immediately follows the year of the withdrawal in excess of the applicable limit under Section 3.2(b) for the year, minus the amount of the Participant's Salary Reduction Contributions for the year in which the withdrawal is made.

     (d) A Participant who wishes to make a withdrawal shall apply in writing to the Plan Administrator, on forms provided by the Plan Administrator. The Participant must furnish such information in support of his application as may be requested by the Plan Administrator. The Plan Administrator shall determine the amount, if any, of withdrawal that shall be made and, in the case of a hardship withdrawal, may direct distribution of as much of the Participant's Salary Reduction Contributions Account as it deems necessary to alleviate or to help alleviate the hardship. In the case of a withdrawal due to financial hardship, the Plan Administrator may also distribute amounts necessary to pay federal, state or local income taxes or penalties incurred as a direct result of the distribution, including mandatory federal income tax withholding of 20% and any mandatory state income tax withholding.

     (e) The distribution will be made as soon as administratively possible following the date on which the hardship withdrawal is approved, based on the Participant's Account balance at that time. A Participant may only withdraw funds once during each Plan Year. The Plan Administrator may not authorize a hardship withdrawal in excess of the amount deemed necessary to alleviate the hardship.

     (f) In addition to the foregoing, a Participant who has attained age 59 1/2 may make a one-time election to withdraw his entire vested balance in all of his Accounts. The election must be made in writing, on a form provided by and delivered to the Plan Administrator. The distribution will be made as soon as possible after the Adjustment Date as of which the withdrawal request is approved, based on the Participant's vested Account balance as of the Adjustment Date. A Participant who makes a one-time election under this subsection (f) shall be suspended from participating in the Plan for a three-month period.

     (g) For purposes of this Section and Section 6.9, the minimum amount that a Participant may withdraw from his Accounts as of any Adjustment Date shall be the lesser of (i) $300 or (ii) his vested Account balance.

     6.9  Withdrawals from Employer and Employee Contribution Accounts:
          ------------------------------------------------------------

     (a) Except as provided below, a Participant may make a withdrawal from the vested portion of his Employer Contributions Account and Prior Plan Employee Contributions Account as of any Adjustment Date. If the Participant is making the withdrawal on account of financial hardship, as described in Section 6.8(b) above, the Participant may withdraw his entire vested Employer Contributions Account and Prior Plan Employee Contributions Account. In other situations, except as provided in subsection (b) below and Section 6.8(f), no withdrawal may be made from the portion of the Accounts that is attributable to contributions that were made to the Accounts during the Plan Year in which the withdrawal request is made and the two preceding Plan Years.

     (b) A Participant may withdraw his employee contributions and vested Employer Contributions that were made under the Prior Plan during the Plan Year in which the withdrawal request is made and the two preceding Plan Years. However, if such a withdrawal is made, the Participant's Salary Reduction Contributions shall be suspended for a three-month period and, if the
Participant is less the 50% vested in his Employer Contributions Account, the Participant shall forfeit his non-vested Employer Contributions (and earnings thereon) that were made for the same Plan Year for which the withdrawn contributions were made. The Participant may later have the forfeited amount restored to his Account if he repays the distributed amount within five years after the date of the withdrawal in a lump sum cash payment. The Employer shall restore the forfeiture by making an additional Employer Contribution in an amount equal to the forfeiture and allocating the restored forfeiture to the Participant's Employer Contributions Account. Any repayment shall be invested in the investment funds in which the Participant's Account is invested at the time of the repayment.

     (c) A Participant who wishes to make a withdrawal shall apply to the Plan Administrator, on forms provided by the Plan Administrator. The distribution will be made as soon as possible after the Adjustment Date as of which the withdrawal request is approved, based on the Participant's Account balance as of the Adjustment Date. A Participant may only withdraw funds once during each Plan Year. The Plan Administrator may require that withdrawal requests under Section
6.8 and 6.9 be made by a specified date before the Adjustment Date as of which the withdrawal is to be made.

     (d) If a Participant withdraws funds from the vested portion of his Employer Contributions Account when he is less than 100% vested in his Employer Contributions Account and the Participant does not incur a forfeiture pursuant to subsection (b), the Participant's vested interest in his Employer
Contributions Account at any later point in time shall be the amount ("X") determined by the following formula:

                                X = P (AB+D) - D

The letters other than "X" shall have the following meanings:

          P = His vested  percentage  determined under Section 5.1 at the date of the computation.
         AB = His Employer Contributions Account balance at the date of computation.
          D = The amount of the distribution previously made to the Participant.

         The foregoing formula shall be used to compute the Participant's vested interest in his Employer Contributions Account until he becomes 100% vested in his Employer Contributions Account.

     6.10 Location of Former Participants: If a former Participant who is entitled to a distribution cannot be located and the Plan Administrator has made reasonable efforts to locate the former Participant, then the former Participant's vested interest shall be forfeited. The Plan Administrator will be deemed to have made reasonable efforts to locate the Participant if the Plan Administrator is unable to locate the former Participant (or, in the case of a deceased former Participant, his Beneficiary) after having made two successive certified or similar mailings to the last address on file with the Plan Administrator. The former Participant's Account shall be forfeited as of the last day of the Plan Year in which occurs the close of the 12 consecutive calendar month period following the last of the two successive mailings. If the former Participant or Beneficiary makes a written claim for the Account after it has been forfeited, the Company shall cause the Account to be reinstated as set forth in Section 5.3.

     6.11   Benefits to Minors and Incompetents:
            -----------------------------------

     (a) If any person entitled to receive payment under the Plan is a minor, the Plan Administrator shall pay the amount in a lump sum directly to the minor, to a guardian of the minor, or to a custodian selected by the Trustee under the appropriate Uniform Transfers to Minors Act.

     (b) If a person who is entitled to receive payment under the Plan is physically or mentally incapable of personally receiving and giving a valid receipt for any payment due (unless a previous claim has been made by a duly qualified committee or other legal representative), the payment may be made to the person's spouse, son, daughter, parent, brother, sister or other person deemed by the Plan Administrator to have incurred expense for the person otherwise entitled to payment.

     6.12 Loans:  The Company may  implement a loan program as described in this
Section 6.12, which shall be administered by the Plan Administrator. Under the loan program, a Participant may apply in writing to the Plan Administrator, on a form provided by the Plan Administrator, for a loan to be made to the Participant from his vested interest in the Trust Fund. A loan may be made to a Participant subject to rules governing loans to Participants, which shall be adopted by the Plan Administrator from time to time, and which are incorporated in this Plan by this reference and which will be made available to Participants by the Plan Administrator.

     6.13  Eligible Rollover Distributions:
           -------------------------------

     (a) This Section applies to distributions made on or after January 1, 1993. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this Section, a distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

     (b) Definitions.

          (i) Eligible rollover distribution: An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Code section 401(a)(9); and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

          (ii) Eligible retirement plan: An eligible retirement plan is an individual retirement account described in Code section 408(a), an individual retirement annuity described in Code section 408(b), an annuity plan described in Code section 403(a), or a qualified trust described in Code section 401(a), that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

          (iii) Distributee: A distributee includes an employee or former employee. In addition, the employee's or former employee's surviving spouse and the employee's or former employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code section 414(p), are distributees with regard to the interest of the spouse or former spouse.

          (iv) Direct rollover: A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.

     (c) Notwithstanding the above, a direct rollover will not be made for less than $500. Such direct rollover will be made by check, payable to the trustee or custodian of the eligible retirement plan, and delivered to the Participant. Direct rollovers equal to or less than $50,000 will be made to one trustee or custodian only. Distributions of less than $200 will not be subject to the withholding requirements of Code section 3405.

                                  ARTICLE VII
                    ADMINISTRATION BY THE PLAN ADMINISTRATOR

     7.1 Appointment of the Plan Administrator: The Company shall appoint one or more persons to serve as the Plan Administrator to serve until their death, resignation or removal by the Company. A person shall not be ineligible to be a Plan Administrator because he is or may be a Participant in the Plan. The Plan Administrator shall be a named fiduciary with respect to the Plan, and shall be indemnified by the Employer against any and all liabilities incurred by reason of any action taken in good faith pursuant to the provisions of the Plan. The Plan Administrator may appoint a committee to review Participants' withdrawal requests. The members of that committee shall be entitled to the same indemnification and other protections given the Plan Administrator under the Plan.

     7.2  Powers of the Plan Administrator:
          --------------------------------

     (a) The Plan Administrator shall be responsible for the general administration and interpretation of the Plan and for carrying out its provisions and shall have such powers as may be necessary to discharge its duties hereunder, including, but not by way of limitation, the following powers and duties:

          (i) To construe and interpret the Plan, to decide all questions of eligibility and to determine the amount, manner and time of payment of any benefits hereunder;

          (ii) To prescribe procedures to be followed by Employees in filing applications for benefits;

          (iii) To make a determination as to the right of any person to a benefit and to afford any person dissatisfied with such determination the right to a hearing;

          (iv) To request and receive from the Employer and from Employees such information as shall be necessary for the proper administration of the Plan, including but not limited to, such information as the Plan Administrator may reasonably require to determine each Participant's eligibility to participate in the Plan and the benefits payable to each Participant upon his death, retirement or termination of employment;

          (v) To prepare and distribute, in such manner as it determines to be appropriate, information explaining the Plan;

          (vi) To furnish the Company, upon request, with such annual reports with respect to the administration of the Plan as are reasonable and appropriate;

          (vii) To direct the Trustee as to the method in which and persons to whom Plan assets will be distributed; and

          (viii) To delegate any of its responsibilities to an Employee or committee of Employees to assist it in carrying out its duties.

         The Plan Administrator shall not have the power to add to, subtract from or modify any of the terms of the Plan, nor to change or add to any benefits provided by the Plan, nor to waive or fail to apply any requirement for eligibility for the receipt of benefits under the Plan.

     (b) The Plan Administrator may adopt such rules, regulations and bylaws and may make such decisions as it deems necessary or desirable for the proper administration of the Plan, and all rules and decisions of the Plan Administrator shall be uniformly and consistently applied to all Participants in similar circumstances. Any rule or decision that is not inconsistent with the provisions of the Plan shall be conclusive and binding upon all persons affected by it, and there shall be no appeal from any ruling by the Plan Administrator that is within its authority, except as otherwise provided herein. When making a determination or calculation, the Plan Administrator shall be entitled to rely upon information furnished by an Employer or anyone acting on behalf of an Employer.

     (c) The Plan Administrator shall have the power to (i) establish a funding policy and select investment funds for the Trust Fund, (ii) receive and review reports on the financial condition of the Trust Fund and statements of the receipts and disbursements of the Trust Fund from the Trustee, and (iii) appoint or employ one or more Investment Managers to manage any part or all of the assets of the Plan.

     7.3 Operation: The Plan Administrator shall have the power to: (a) appoint such committees with such powers as the Plan Administrator shall determine, (b) authorize one or more of its members or any agent to execute or deliver any instrument or to make any payment on behalf of the Plan Administrator, and (c) employ counsel and agents and such clerical and other services as the Plan Administrator shall deem requisite or desirable in carrying out the provisions of the Plan. The Plan Administrator shall be fully protected in relying on data, information or statistics furnished it by persons performing ministerial and limited discretionary functions as long as the Plan Administrator has had no reason to doubt the competence, integrity or responsibility of any such person.

     7.4 Meetings and Quorum: The Plan Administrator shall hold meetings upon such notice, at such places, and at such intervals as it may from time to time determine. A majority of the members of the Plan Administrator at the time in office shall constitute a quorum for the transaction of business. All resolutions or other actions taken by the Plan Administrator at any meeting shall be by the vote of a majority of those present at any such meeting. Action may be taken by the Plan Administrator without a meeting by a written consent signed by the Plan Administrator.

     7.5  Compensation:  The Plan  Administrator  shall not be  entitled  to any
compensation   for  its  services  with  respect  to  the  Plan,  but  the  Plan
Administrator members shall be entitled to reimbursement for any and all necessary expenses that may be incurred. The expenses shall be paid by the Employer or from the Trust Fund. Any such payments from the Trust Fund shall be deemed to be for the exclusive benefit of Participants.

     7.6   Domestic Relations Orders:
           -------------------------

     (a) If the Trustee or the Plan Administrator receives a domestic relations order that purports to require the payment of a Participant's benefits to a person other than the Participant, the Plan Administrator shall take the following steps:

          (i) If benefits are in pay status, the Plan Administrator shall direct the Trustee to withhold a specified amount of benefits and to account separately for the amounts that will be payable to the Alternate Payees (defined below) if the order is a Qualified Domestic Relations Order (defined below).

          (ii) The Plan Administrator shall promptly notify the named Participant and any Alternate Payees of the receipt of the domestic relations order and of the Committee's procedures for determining if the order is a Qualified Domestic Relations Order.

          (iii) The Plan Administrator shall determine whether the order is a Qualified Domestic Relations Order under the provisions of Code Section 414(p).

          (iv) The Plan Administrator shall notify the named Participant and any Alternate Payees of its determination as to whether the order meets the requirements of a Qualified Domestic Relations Order.

     (b) If, within 18 months beginning on the date the first payment would be made under the domestic relations order (the "18-Month Period"), the order is determined to be a Qualified Domestic Relations Order, the Plan Administrator shall direct the Trustee to pay the specified amounts to the persons entitled to receive the amounts pursuant to the order.

     (c) If, within the 18-Month Period (i) the order is determined not to be a Qualified Domestic Relations Order or (ii) the issue as to whether the order is a Qualified Domestic Relations Order has not been resolved, the Plan Administrator shall direct the Trustee to pay the amounts (and any interest thereon) to the Participant or other persons who would have been entitled to such amounts if there had been no order.

     (d) If an order is determined to be a Qualified Domestic Relations Order after the end of the 18-Month Period, the determination shall be applied prospectively only.

     (e) For purposes of this Section, the following terms shall have the following definitions:

          (i) Alternate Payee - Any spouse, former spouse, child or other dependent of a Participant who is recognized by a domestic relations order as having a right to all or a portion of the benefits payable under the Plan to the Participant.

          (ii) Qualified Domestic Relations Order - Any domestic relations order or judgment that meets the requirements set forth in Code Section 414(p).

                                  ARTICLE VIII

                        DUTIES AND POWERS OF THE TRUSTEE


     8.1 General: The Trustee shall receive, hold, manage, convert, sell, exchange, invest, disburse and otherwise deal with such contributions as may from time to time be made to the Trust Fund and the income and profits therefrom, in the manner and for the uses and purposes of the Plan as provided in the Plan and in the trust agreement described in Section 8.2. If an Investment Manager is appointed, the Investment Manager shall manage all or a portion of the assets of the Trust in accordance with instructions given by the Plan Administrator.

     8.2 Trust Agreement: The Company has entered into a trust agreement with the Trustee under which the Trustee will receive, invest and administer the Trust Fund. The trust agreement is incorporated by reference as a part of the Plan, and the rights of all persons under the Plan are subject to the terms of the trust agreement. The trust agreement provides for the investment and reinvestment of the Trust Fund, the management of the Trust Fund, the responsibilities and immunities of the Trustee, the removal of the Trustee and appointment of a successor, the accounting by the Trustee and the disbursement of the Trust Fund.

     8.3  Voting Rights:
          -------------

     (a) Participants shall have the right to direct the Trustee as to the manner in which shares of Company stock allocated to Participant's Accounts shall be voted. Instructions shall be given by the Participants on forms provided for that purpose. Any shares held by the Trustee as to which it receives no voting instructions, and any unallocated shares, shall be voted by the Trustee in its sole discretion.

     (b) The Company shall insure that all notices, forms and other information that is distributed to shareholders regarding the exercise of voting rights is furnished to the Trustee and Participants within a reasonable time before voting rights are to be exercised. Instructions of a Participant must be received by the Trustee in time for the Trustee to act with respect to them. The Company and others may solicit and exercise voting rights pursuant to this Section under proxy rules that apply to all holders of Company stock.

     (c) Limitation of Liability: The Trustee shall hold in trust and administer the Trust Fund subject to all the terms and conditions of this Plan and of the trust agreement described in Section 8.2. The Trustee shall not be responsible for the administration of the Plan unless employed by the Company to serve in such capacity. The Trustee's responsibility shall be limited to holding, investing and reinvesting the assets of the Trust Fund from time to time in its possession or under its control as Trustee and to disbursing funds as shall be directed by the Plan Administrator. The Trustee shall not be responsible for the correctness of any payment or disbursement or action if made in accordance with the instructions of the Plan Administrator. If an Investment Manager is appointed, the Trustee's liability and responsibility with regard to holding, investing and reinvesting the assets shall be limited as provided in the trust agreement.

     8.4 Power of Trustee to Carry Out the Plan: If, at any time, the Company or the Plan Administrator shall be incapable, for any reason, of giving directions, instructions or authorizations to the Trustee, as herein provided, the Trustee may act, without such directions, instructions or authorizations, as it, in its discretion, shall deem appropriate and advisable under the circumstances for carrying out the provisions of the Plan.

                                   ARTICLE IX

                              DIRECTED INVESTMENTS

     9.1 Directed Investments: Each Participant shall have the right to direct the investment of his Salary Reduction Contributions and Employer Contributions Accounts among the investment funds authorized by the Plan Administrator, in accordance with regulations issued under the Internal Revenue Code and Employee Retirement Income Security Act, as follows:

     (a) Each Participant may file a written investment direction with the Plan Administrator, on forms provided by the Plan Administrator, that specifies the investment funds (as described in Section 9.2) in which his Accounts are to be invested. Such direction may be made on the Entry Date as of which the Employee becomes a Participant, or on any subsequent dates authorized by the Plan Administrator, provided that a Participant who has not previously filed an investment direction shall be permitted to do so no later than the next quarterly date on which investment directions may be made or changed by Participants.

     (b) The Plan Administrator shall prescribe dates as of which investment directions shall be effective and time periods within which written investment directions must be filed with the Plan Administrator. The Plan may impose reasonable restrictions on the frequency with which Participants may give investment instructions, provided, that each Participant shall be permitted to change investment directions on at least a quarterly basis. An investment direction shall continue to apply until a subsequent direction is filed with the Plan Administrator. A Plan may charge Participants' Accounts for the reasonable expenses of carrying out investment instructions, including a charge each time money is transferred from one investment fund to another investment fund.

     (c) A Participant shall make investment directions in whole percentages (from 1% to 100%). There is no minimum or maximum limit on the percentage of a Participant's Account that can be invested in any one investment fund.

     (d) The Plan Administrator shall forward investment directions to the Trustee (or to such third party as the Plan Administrator and the Trustee shall designate) in order to implement the Participant's directions.

     (e) A Participant must be permitted to exercise independent control of his investment directions, must not be subject to improper influence by a fiduciary, must be made aware of all material facts regarding investment alternatives, and must be legally competent. Transactions directed by a Participant must be fair and reasonable for him.

     9.2 Investment Funds:
         ----------------

     (a) The Plan Administrator shall select investment funds in which the Participant's Accounts may be invested. A Participant may direct that his Accounts be invested in one or more of the investment funds authorized for investment by the Plan Administrator. The Plan Administrator may add to or reduce the number and type of investment funds that will be available for investment in any Plan Year, provided that there shall never be fewer than three funds available and that the funds available will offer the Participant a broad range of both investment alternatives and degrees of risk and volatility. A list of the funds currently available can be obtained from Human Resources.

     (b) Each Participant shall be provided the following for each investment fund:

          (i) Description of the investment fund and its investment objectives, including the risk and return characteristics, and type and diversification of assets in the fund;

          (ii) List of investment managers;

          (iii) Circumstances under which the Participant may give instructions;

          (iv)  Description of fees and expenses to be charged the  Participant;
     and

          (v) Name, address and telephone number of the Plan fiduciary (or his designee) responsible for providing the information required under this
     Section IX.

     9.3 Limitations on Investments: The Trustee may decline to implement the Participant's investment directions if such directions would:

     (a) result in a prohibited transaction;

     (b) generate taxable income to the Plan or jeopardize its tax-qualified status;

     (c) not be in accordance with the documents and instruments governing the Plan;

     (d)  cause  a  fiduciary  to  maintain   ownership  in  an  asset   outside
jurisdiction of United States courts;

     (e) result in a loss greater than the balance in the Participant's Account; or

     (f) result in certain transactions between the Plan and the Company.

     9.4 Directed Investment Account: A separate directed investment account shall be established for each Participant who has directed an investment under this Section IX. The portion of the Account so directed will be considered a directed investment account. Transfers between the Participant's regular account and his directed investment account shall be charged and credited as the case may be to each account. The directed investment account shall not share in trust fund earnings, but shall be charged or credited with net earnings, gains, losses and expenses, as well as any appreciation or depreciation in market value during each Plan Year.

     9.5 Accounts Not Directed: If a Participant does not direct investment of his Account under this Section IX, the Participant's Account shall be invested by the Trustee in the most conservative investment fund offered under the Plan.

     9.6 Application to Others: The provisions of this Section IX shall apply to a Beneficiary, as defined in Section 1.3, who wishes to direct the investment of his Account, and to an Alternate Payee, as defined in Section 7.6, who wishes to direct the investment of his Account.

                                   ARTICLE X


                            AMENDMENT AND TERMINATION

     10.1 Amendment: This Plan shall be irrevocable and binding as to all contributions made by the Employer to the Trust, but this Plan may be amended from time to time only by resolution of the Board of Directors of the Company (or the Executive Committee of the Board of Directors, pursuant to the Company's bylaws). No amendment shall be made to the Plan that (a) would have the effect of diverting any of the Trust from Participants or their Beneficiaries as provided in the Plan, (b) would prevent the allowance as a deduction for federal income tax purposes, and particularly under Code Section 404, of any contribution made by the Company to the Trust, (c) would take the Plan and Trust out of the scope of Code Sections 401, 402 and 501(a), (d) would increase the duties of the Trustee without its consent, (e) would decrease a Participant's vested interest in his Account in the Trust Fund, or (f) would eliminate an optional form of benefit in violation of Code Section 411(d)(6).

     10.2 Termination: This Plan may be terminated at any time by resolution of the Board of Directors of the Company (or the Executive Committee of the Board of Directors, pursuant to the Company's bylaws). If the Plan is terminated, or if a partial termination occurs (through a complete discontinuance of contributions or otherwise), each affected Participant shall have a 100% vested interest in his Account, and his Account shall be paid to him (or to his Beneficiary, in the event of his death) in a lump sum as soon as is practicable after the termination. A Related Company that has adopted the Plan may terminate its participation in the Plan at any time. In the event of such termination, the Related Company may adopt a successor plan providing substantially similar benefits and the interests of each Participant who is an Employee of the Related Company shall be transferred to the trustee or other funding agent for such successor plan. If the Related Company does not establish a successor plan within six months of its notice of termination of participation in the Plan (or gives sooner notice that no successor plan will be established), the Plan will be deemed to be terminated with respect to the Related Company.

     10.3 Merger: In the event of merger or consolidation with, or transfer of assets or liabilities to, any other plan, each Participant shall be entitled to a benefit under such other plan immediately after the merger, consolidation, or transfer that is equal to or greater than his Account balance determined under this Plan immediately before the merger, consolidation or transfer.

                                   ARTICLE XI

                                CLAIMS PROCEDURE


     11.1 Right to File Claim: Every Participant, former Participant, retired Participant, or Beneficiary of a Participant or former Participant shall be entitled to file with the Plan Administrator a claim for benefits under the Plan. The claim is required to be in writing.

     11.2 Denial of Claim: If the claim is denied by the Plan Administrator, in whole or in part, the claimant shall be furnished within 90 days after the Plan Administrator's receipt of the claim (or within 180 days after such receipt if special circumstances require an extension of time) a written notice of denial of the claim containing the following:

     (a) Specific reason or reasons for denial,

     (b) Specific reference to pertinent Plan provisions on which the denial is based,

     (c) A description of any additional material or information necessary for the claimant to perfect the claim, and an explanation of why the material or information is necessary, and

     (d) An explanation of the claims review procedure.

     11.3   Claims Review Procedure:
            -----------------------

     (a) Review may be requested at any time within 90 days following the date the claimant received written notice of the denial of his claim. For purposes of this Section, any action required or authorized to be taken by the claimant may be taken by a representative authorized in writing by the claimant to represent him. The Plan Administrator shall afford the claimant a full and fair review of the decision denying the claim and, if so requested, shall:

          (i) Permit the claimant to review any documents that are pertinent to the claim; and

          (ii) Permit the claimant to submit to the Plan Administrator issues and comments in writing.

     (b) The decision on review by the Plan Administrator shall be in writing and shall be issued within 60 days following receipt of the request for review. The period for decision may be extended to a date not later than 120 days after such receipt if the Plan Administrator determines that special circumstances require extension. The decision on review shall include specific reasons for the decision and specific references to the pertinent Plan provisions on which the decision of the Plan Administrator is based.

                                  ARTICLE XII

          ADOPTION OF PLAN BY RELATED COMPANIES AND TRANSFERRED ASSETS

     12.1 Adoption of the Plan: A Related Company may become an Employer, with the approval of the Company, by adopting the Plan for its Employees. A Related Company that becomes a party to the Plan shall promptly deliver to the Trustee a certified copy of the resolutions or other documents evidencing its adoption of the Plan. Notwithstanding anything in the Plan to the contrary, a Related Company adopting the Plan may determine whether and to what extent periods of employment with the Related Company before the Related Company adopted the Plan shall be included as Service under the Plan.

     12.2 Withdrawal: A Related Company may withdraw from the Plan at any time by giving advance notice in writing of its intention to withdraw to the Company and to the Plan Administrator. Upon the receipt of notice of a withdrawal, the Plan Administrator shall certify to the Trustee the equitable share of the Related Company in the Trust Fund, and the Trustee shall thereupon set aside from the Trust Fund such securities and other property as it shall, in its sole discretion, deem to be equal in value to the Related Company's equitable share. If the Plan is to be terminated with respect to the Related Company, the amount set aside shall be administered according to Section 10.2. If the Plan is not to be terminated with respect to the Related Company, the Trustee shall turn over the Related Company's equitable share to a trustee designated by the Related Company, and the securities and other property shall thereafter be held and invested as a separate trust of the Related Company.

     12.3 Sale of Employer's Assets: If all or any portion of the Company's assets are sold to another corporation that adopts a defined contribution plan as a continuation of this Plan, then the Plan Administrator shall certify to the Trustee the equitable share in the Trust Fund of the Participants who become participants in the other plan immediately following the transfer. The Trustee shall transfer that share of the Trust Fund to the trustee of the other plan, to be held in accordance with the terms of the other plan.

                                  ARTICLE XIII


                                    TOP HEAVY

     13.1 Top Heavy: If the Plan is Top Heavy for any Plan Year, then the provisions of this Section XIII shall apply, notwithstanding anything in the Plan to the contrary. The determination of Top Heavy status shall be made as follows:

     (a) A plan is Top Heavy if it is one of one or more plans maintained by the Employer that are qualified under Code section 401(a) and under which the sum of the present values of accrued benefits of Key Employees under defined benefit plans and the account balances of Key Employees under defined contribution plans exceeds 60% of the sum of the present values of accrued benefits and account balances of all employees, former employees (except former employees who performed no services for the Employer for the five-year period ending on the determination date), and beneficiaries in the plans. The "determination date" is the date on which it is determined whether this Plan is Top Heavy. Such determination shall be made as of the last day of the immediately preceding Plan Year and shall be made in accordance with Code section 416(g). If the Employer and Related Companies maintain more than one plan qualified under Code section 401(a), then (a) each such plan in which a Key Employee is a participant, and
(b) each such plan that must be taken into account in order for a plan described in the preceding clause to meet the requirements of Code section 401(a)(4) or 410 shall be aggregated with this Plan to determine whether the plans, as a group, are Top Heavy. The Employer and Related Companies may aggregate any other qualified plan with this Plan to the extent that such aggregation is permitted by Code section 416(g). For purposes of the preceding sentence, a plan includes a terminated plan which was maintained by the Employer within the last five years ending on the determination date and which would otherwise be required to be aggregated with this Plan.

     (b) A Key Employee is an Employee or former Employee who, at any time during the Plan Year or during any of the four preceding Plan Years, is or was

          (i) an officer  of the  Employer  or a Related  Company  whose  annual
     Section 415 Compensation from the Employer and Related Companies exceeds 50% of the amount in effect under Code Section 415(b)(1)(A), as adjusted, for any such Plan Year;

          (ii) one of the ten Employees who own (or are considered as owning, within the meaning of Code Section 318) at least 0.5% and the largest interests in the Company or Related Company and whose annual Section 415 Compensation from the Company and Related Companies is at least equal to the amount in effect under Code Section 415(c)(1)(A) for the Plan Year;

          (iii) a 5% owner of the Company or a Related Company; or

          (iv) a 1% owner of the  Company  or a  Related  Company  whose  annual
     Section 415 Compensation from the Company and Related Companies exceeds $150,000. The amount in effect under Code Section 415(c)(1)(A) for a Plan

     Year is the $30,000 amount described in Section 4.4(a) of the Plan, as adjusted. "Key Employee" shall also include the beneficiary of a deceased Key Employee, as described above. The term "non-Key Employee" shall mean any Employee or former Employee who is not a Key Employee. The determination of Key Employee status shall be made in accordance with Code
     Section 416(i), and the number of persons who are considered Key Employees shall be limited as provided under that Section.

     13.2 Minimum Allocation: Notwithstanding the provisions of Section 4.2, for each Plan Year in which the Plan is Top Heavy, as of the last day of the Plan Year, each Participant who is an Employee as of the last day of the Plan Year and who is not a Key Employee (regardless whether he completed 1,000 Hours of Service during the Plan Year), shall receive an allocation of Salary Reduction Contributions and Employer Contributions equal to not less than the lesser of
(x) 3% of the Participant's Section 415 Compensation or (y) the percentage of the Participant's Section 415 Compensation that is equal to the highest percentage of Section 415 Compensation at which Salary Reduction Contributions and Employer Contributions are allocated to a Key Employee's Account for the Plan Year. The Employer shall make an additional contribution to the extent necessary to meet the requirements of this Section 13.2. Notwithstanding the foregoing, if the minimum allocation of this subsection or the minimum benefit described in Code Section 416(c)(1) is provided under any other plan maintained by the Employer or a Related Company, it shall not be provided under this Plan.

     13.3 Benefit and Contribution Limitations: For Plan Years in which the Plan is Top Heavy, the 1.25 amount of Section 4.5 of the Plan shall be changed to 1.0 unless:

     (a) The sum of the present value of accrued benefits and account balances of Key Employees under plans aggregated pursuant to Section 13.1(a) does not exceed 90% of the total present value of accrued benefits and account balances of all participants in the plans, and

     (b) The minimum contribution described in Section 13.2 of the Plan is increased to 7 1/2% of the Participant's Section 415 Compensation.

                                  ARTICLE XIV


                                  MISCELLANEOUS


     14.1   Receipt of Rollovers and Trustee to Trustee Transfers:
            -----------------------------------------------------

     (a) The Trustee may receive, with the consent of the Plan Administrator, the transfer of assets previously held under another qualified plan for the benefit of a person who is a Participant in this Plan or who is eligible to be a Participant except for fulfilling the service requirements for participation. The assets may be received directly from the trustee of a qualified plan, or they may be received as a rollover contribution from a qualified plan or from an individual retirement account. Any plan from which assets are received must be a plan qualified under Code Section 401 at the time of the transfer, and any rollover individual retirement account must be an individual retirement account within the meaning of Code Section 408 at the time of the rollover. The Trustee will accept assets from another qualified plan or individual retirement account in the form of cash only and will not accept rollovers or transfers of less than $1,000.

     (b) The Trustee shall invest the transferred assets as part of the Trust Fund. The transferred assets, and the earnings and losses attributable to them, shall be held in a separate account on the books of the Trust for the benefit of the Participant. The account shall share in allocations and adjustments pursuant to Section 4.3. The interest of a Participant in his account attributable to transferred assets shall be fully vested at all times. Payment of the account shall be made on the same basis as payment of the Participant's Employer Contributions Account, except to the extent that a form of payment must be preserved by law.

     (c) The Plan Administrator and the Trustee shall be fully protected in relying on data, representations, or other information provided by the trustee or custodian of a qualified plan or individual retirement account for the purpose of determining that the requirements of subsection (a) have been satisfied.

     14.2 Indemnification: The Employer shall indemnify each Plan Administrator member and each other Employee who is involved in the administration of the Plan against all costs, expenses and liabilities, including attorney's fees, incurred in connection with any action, suit or proceeding instituted against any of them alleging any act of omission or commission performed while discharging their duties with respect to the Plan, other than liability incurred as a result of that person's gross negligence or willful misconduct. Promptly after receipt by an indemnified party of notice of the commencement of any action, the indemnified party shall notify the Company of the action. The Employer shall be entitled to participate at its own expense in the defense or to assume the defense of any action brought against any indemnified party. If the Company elects to assume the defense of any such suit, the defense shall be conducted by counsel chosen by the Company, and the indemnified party shall bear the fees and expenses of any additional counsel retained by him.

     14.3 Exclusive Benefit Rule: This Plan shall be administered for the exclusive benefit of the Employees of the Employer and for the payment to Participants out of the income and principal of the Trust Fund of the benefits provided under the Plan. No part of the income or principal of the Trust Fund shall be used for or diverted to purposes other than the exclusive benefit of the Participants or their Beneficiaries, as provided in the Plan.

     14.4 No Right to the Fund: No person shall have any interest in, or right to, any part of the assets of the Trust Fund or any rights under the Plan, except as to the extent expressly provided in the Plan.

     14.5 Rights of the Employer: The establishment of this Plan shall not be construed as conferring any legal or other rights upon any Employee or any other person for continuation of employment, nor shall it interfere with the right of the Employer to discharge any Employee or to deal with him without regard to the effect thereof under the Plan.

     14.6 Non-Alienation of Benefits: No amount payable to or held under the Plan for the account of any Participant, former Participant, retired Participant, or Beneficiary of a Participant or former Participant shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt so to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge the same shall be void. No amount payable to or held under the Plan for the account of any Participant, former Participant, retired Participant, or Beneficiary may be in any manner liable for his debts, contracts, liabilities, engagements or torts, or be subject to any legal process, levy or attachment. The provisions of this Section shall not preclude distributions made by the Trustee in accordance with a Qualified Domestic Relations Order, as described in Section 7.6.

     14.7 Construction and Severability: Except as otherwise provided by federal law, the provisions of this Plan shall be construed and enforced according to Delaware laws, and all of the provisions of the Plan shall be administered in accordance with the laws of the State of Delaware. For simplicity of expression, pronouns and other terms are sometimes expressed in a particular number and gender; however, where appropriate to the context, such terms shall be deemed to include each of the other numbers and the other gender. Each provision of this Plan shall be considered to be severable from all other provisions so that if any provision or any part of a provision shall be declared void, then the remaining provisions of the Plan that are not declared void shall continue to be effective.

     14.8 Delegation of Authority: Whenever the Employer, under the terms of this Plan, is permitted or required to do or perform any act, the act may be done or performed by any officer of the Employer, and such officer shall be presumed to be duly authorized by the Board.

     14.9 Request for Tax Ruling: This Plan is based upon the condition precedent that it shall meet the requirements of the Code with respect to qualified employees' trusts so as to permit the Employer to deduct for federal income tax purposes the amounts of its contributions and so that its contributions will not be taxable to the Participants as income in the year in which the contributions are made. The Employer shall apply for a determination by the Internal Revenue Service that this Plan is so qualified. If the Internal Revenue Service rules that this Plan is not so qualified, the then current value of all contributions made by the Employer before the initial determination as to qualification shall be returned to the Employer, and this Plan shall be of no further force or effect.

                                    * * * * *

         IN WITNESS WHEREOF, the Company has caused this Plan to be executed as of the 13th day of May, 1997.


                                                   COMDIAL CORPORATION


                                                   By: /s/ Wayne R. Wilver
                                                       ------------------------

                                   SCHEDULE A
                              AURORA SYSTEMS, INC.

Background

         Pursuant to a stock acquisition of Aurora Systems, Inc. ("Aurora") by the Company, the Aurora Systems, Inc. 401(k) Profit Sharing Plan (the "Aurora Plan") was merged into this Plan effective as of August 1, 1996. The provisions of the Plan are modified as described herein with respect to those Employees who were former employees of Aurora.

Section 1.34 - Years of Service:

         Years of service under the Aurora Plan shall count as Years of Service under this Plan.

Section 2.1 - Participation:

         Each Employee who was a participant in the Aurora Plan immediately before the merger shall become a Participant in this Plan as of the merger date.

Section 4.1 - Participants' Accounts:

         The following subaccounts shall be maintained for former participants in the Aurora Plan:

         (a) Aurora Matching Contributions Account, which shall consist of the account balance attributable to matching contributions made under the Aurora Plan as of July 31, 1996, plus earnings and losses through December 31, 1996. Earnings and losses to the account after December 31, 1996 shall be credited to the Employer Contributions Account under Plan section 4.1(b).

         (b) Aurora Employer Contributions Account, which shall consist of the account balance attributable to employer contributions made under the Aurora Plan as of July 31, 1996, plus earnings and losses through December 31, 1996. Earnings and losses to the account after December 31, 1996 shall be credited to the Employer Contributions Account under Plan section 4.1(b).

         (c) Aurora Salary Reduction Contributions Account, which shall consist of the account balance attributable to employee salary reduction contributions made under the Aurora Plan as of July 31, 1996, plus earnings and losses through December 31, 1996. Earnings and losses to the account after December 31, 1996 shall be credited to the Salary Reduction Contributions Account under Plan section 4.1(a).

         (d) Aurora Rollover Contributions Account, which shall consist of the account balance attributable to rollover contributions made to the Aurora Plan as of July 31, 1996, plus earnings and losses through December 31, 1996. Earnings and losses to the account after December 31, 1996 shall be credited to the Rollover Account under Plan section 4.1(d).

Section 5.1(a) - Vesting:

         A Participant's Aurora Salary Reduction Contributions Account and Aurora Rollover Contributions Account shall remain fully vested at all times.

         A Participant's Aurora Employer Contributions Account and Aurora Matching Contributions Account shall continue to vest according to the following vesting schedule:

                  Years of Service                   Vested Percentage
                  ----------------                   -----------------
                  Less than 1 year                              0%
                           1                                   25%
                           2                                   50%
                           3                                   75%
                  4 years or more                             100%

Section 6.7 - Form of Benefit:

         In addition to the forms of payment available under the Plan, a Participant may receive his Aurora subaccounts in any one or a combination of the following forms of payment:

     (a) A non-transferrable annuity payable over the life of the Participant or the joint lives of the Participant and his designated Beneficiary.

     (b) Installments over a period not extending beyond the life expectancies of the Participant and his designated Beneficiary.

     (c) The transfer to the Participant of a life insurance policy.

     (d) The surrender of a life insurance policy on the Participant's life for its cash value. Payment may be made in a lump sum or in installments as described in paragraph (b) above.

         With respect to a Participant's Aurora subaccounts, the following rules apply:

Qualified Pre-Retirement Survivor Annuity.
-----------------------------------------

         (1) Subject to the provisions of paragraph (2), if a Participant who has a vested interest in his subaccounts dies with a surviving spouse before his annuity starting date (defined below), his surviving spouse shall be eligible to receive a qualified pre-retirement survivor annuity. The qualified pre-retirement survivor annuity shall be equal to the survivor annuity that the spouse would have received under the qualified joint and survivor annuity as follows:

|X| If the Participant dies before his Early Retirement Date and Normal Retirement Date, the survivor annuity will be determined as if:

                (x) In the case of a Participant  who is an Employee at
                    the time of his death, the Participant separated from service on the date of his death;

                (y) The Participant survived until the earliest date on
                    which he could have retired under the Plan and then elected to begin receiving retirement benefits under the qualified joint and survivor annuity form of benefit payments; and

                (z) The Participant died  immediately  after making the
                    election.

|X| If the Participant dies after his Early Retirement Date or Normal Retirement Date, then the survivor annuity will be determined as if the Participant had retired on the day before his death, with the qualified joint and survivor annuity form of benefit payment in effect.

The qualified pre-retirement survivor annuity will be reduced as described in paragraph (3). Payments to the spouse shall begin on the first day of the month following the earliest date on which the deceased Participant could have retired, or the date of his death, whichever is later, unless the spouse elects to postpone commencement until the date that would have been the Participant's Normal Retirement Date (but not later than the date the Participant would have attained age 70-1/2). However, the spouse may elect to begin receiving the actuarial equivalent of the subaccounts on an earlier date. For purposes of this Section, the "annuity starting date" is the first day of the first period for which an amount is payable as an annuity.

         (2) Notwithstanding paragraph (1), a qualified pre- retirement survivor annuity shall not be payable if, before the date of his death, the Participant rejected that form of benefit in writing as described below, with the written consent of his spouse, on forms provided by and filed with the Plan Administrator, and the rejection had not been revoked. If the Participant rejected the qualified pre-retirement survivor annuity and dies at a time when no survivor benefit is payable, then no death benefit will be payable upon the Participant's death. If a Participant has no surviving spouse and dies at a time when no survivor benefit is payable, then no death benefit will be payable upon the Participant's death.

         (3) The amount of a spouse's or participant's subaccounts determined under paragraph (1) shall be reduced to take into account a reasonable actuarial risk factor for the period of time during which the qualified pre-retirement survivor annuity was in effect. This reduction shall be in addition to any other reductions that may apply.

         (4) A deceased Participant's spouse may elect to have any survivor annuity to which he is entitled paid in any form permitted under the Plan.

Qualified Joint and Survivor Annuity.
------------------------------------

         Unless a Participant files a written rejection with the Plan Administrator before the end of the election period described below, the form of benefit payable to a Participant whose spouse is living at the time the subaccounts becomes payable shall be a qualified joint and survivor annuity. A qualified joint and survivor annuity is an annuity payable for the lifetime of the Participant, with a survivor annuity for the lifetime of his surviving spouse that is equal to 50% of the amount of the annuity that is payable during the joint lifetimes of the Participant and his spouse. The annuity shall be actuarially equivalent to the Participant's subaccounts. If the Participant's spouse dies after payments begin but before the Participant dies, payments will continue to be paid to the Participant in the same amount that was payable before the death of his spouse.

Single Life Annuity.
-------------------

         Unless the Participant elects an optional form of payment, the form of benefits payable to a Participant who is unmarried, or whose spouse is living and who rejected the qualified joint and survivor annuity form of payment, shall be an annuity payable for his lifetime in an amount equal to the Participant's subaccounts.

Elections:  Qualified Joint and Survivor Annuity and Single Life Annuity.
------------------------------------------------------------------------

         Participants who reject the qualified joint and survivor annuity or the single life annuity must elect one of the other forms of payment that are permitted under the Plan. In order to reject the qualified joint and survivor annuity or the single life annuity, the Participant and his spouse, if any, must execute a written election in the manner and form described below:

|X| Notice to Participants. The Plan Administrator shall provide a written explanation to each Participant of (i) the terms and conditions of the qualified joint and survivor annuity or single life annuity, whichever is applicable, (ii) the Participant's right to make and revoke elections under this Section and the method by which he may do so, (iii) the effect of such an election or rejection on the Participant's retirement benefits, and (iv) the rights of the Participant's spouse regarding the election. The explanation shall be provided no more than 90 days and no less than 30 days before the date on which his benefits become payable. The written explanation of the qualified pre-retirement survivor annuity will be provided before the latest of the following periods with respect to each
     Participant:

                (w) The period beginning with the first day of the Plan
                    Year in which the Participant attains age 32 and ending with the close of the Plan Year preceding the Plan Year in which the Participant attains age 35,

                (x) A reasonable period after the individual  becomes a
                    Participant,

                (y) A reasonable  period after the Participant  becomes
                    subject to the requirements of Code section 401(a)(11), or

                (z) A reasonable  period after  separation from service
                    in the case of a Participant who separates before attaining age 35.

|X| Election Period. A Participant may elect not to receive the qualified joint and survivor annuity or single life annuity during the period beginning 90 days before the date on which his benefits become payable (the "annuity starting date") and ending on the annuity starting date. Elections may be made or revoked by the Participant with his spouse's consent at any time during this election period; however, spousal consent to an election shall be irrevocable after it has been given.

|X| Manner of Making Election. The Plan Administrator shall provide suitable forms and shall establish reasonable procedures for the making of elections. In order to be valid, an election or revocation of an election
     (i) must be signed by the Participant and his spouse, if any, (ii) must designate a specific alternate Beneficiary or form of benefits that cannot be changed without the spouse's consent, and (iii) must be notarized or witnessed by a member of the Plan Administrator (or a person authorized by the Plan Administrator). If it is established, to the satisfaction of the Plan Administrator, that the spouse cannot be located or is otherwise unable to sign, the spouse's signature shall not be required. Any consent by a spouse (or any establishment that the spouse's consent cannot be obtained) under the foregoing provisions shall be effective only with respect to that spouse. The Plan Administrator may require a married Participant or his spouse to supply such information as the Plan Administrator deems necessary to verify the Participant's marital status and the identification of the Participant's spouse. The Beneficiary or form of benefits designated in an election cannot be changed without the consent of the spouse, unless the spouse's consent expressly permits the Participant to make other designations.